                                                                     Exhibit 2.8
                                                                     -----------


                           ASSET PURCHASE AGREEMENT


                                BY AND BETWEEN


                            SYNBIOTICS CORPORATION


                                      AND


                     KIRKEGAARD & PERRY LABORATORIES, INC.


                          DATED AS OF APRIL 18, 2000

                               TABLE OF CONTENTS

                                                                                  Page
ASSET PURCHASE AGREEMENT........................................................     1
------------------------
ARTICLE 1 PURCHASE AND SALE OF ASSETS...........................................     1
---------
     1.1       Purchase and Sale................................................     1
     ---       -----------------
     1.2       Assumed Liabilities; Retained Liabilities........................     1
     ---       -----------------------------------------
     1.3       Ancillary Documents..............................................     2
     ---       -------------------
     1.4       Purchase Price...................................................     2
     ---       --------------
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER..............................     3
---------
     2.1       Corporate Organization...........................................     3
     ---       ----------------------
     2.2       Authorization....................................................     3
     ---       -------------
     2.3       Title; Condition of Purchased Assets.............................     3
     ---       ------------------------------------
     2.4       No Violation.....................................................     3
     ---       ------------
     2.5       Governmental Authorities.........................................     4
     ---       ------------------------
     2.6       Liabilities......................................................     4
     ---       -----------
     2.7       Purchased Assets; Purchase Orders................................     4
     ---       ---------------------------------
     2.8       Litigation.......................................................     4
     ---       ----------
     2.9       Contracts........................................................     5
     ---       ---------
     2.10      Compliance with Law..............................................     5
     ----      -------------------
     2.11      Licenses, Permits and Authorizations.............................     5
     ----      ------------------------------------
     2.12      Intangible Property Rights.......................................     5
     ----      --------------------------
     2.13      Tax Matters......................................................     6
     ----      -----------
     2.14      Environmental and Safety Matters.................................     6
     ----      --------------------------------
     2.15      Customers and Suppliers..........................................     6
     ----      --------------------------------------------------------
     2.16      Disclosure; No Misstatements.....................................     7
     ----      ----------------------------
     2.17      Survival of Representations and Warranties.......................     7
     ----      ------------------------------------------
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER...............................     7
---------
     3.1       Organization; Authority..........................................     7
     ---       -----------------------
     3.2       Authorization....................................................     7
     ---       -------------
     3.3       No Conflict with Other Instruments or Agreements.................     7
     ---       ------------------------------------------------
     3.4       Governmental Authorities.........................................     7
     ---       ------------------------
     3.5       Consents.........................................................     8
     ---       --------
     3.6       Litigation.......................................................     8
     ---       ----------
     3.7       Capitalization, Financing and Qualifications of Buyer............     8
     ---       -----------------------------------------------------
     3.8       Licenses, Permits and Authorizations.............................     8
     ---       ------------------------------------
     3.9       Brokers..........................................................     8
     ---       -------
     3.10      Disclosure; No Misstatements.....................................     8
     ----      ----------------------------
     3.11      Survival of Representations and Warranties.......................     8
     ----      ------------------------------------------
ARTICLE 4 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER......................     9
---------
     4.1       Performance......................................................     9
     ---       -----------
     4.2       Related Documents................................................     9
     ---       -----------------
     4.3       Governmental Approvals...........................................     9
     ---       ----------------------
     4.4       Articles of Transfer.............................................     9
     ---       --------------------
     4.5       Lender's Consent.................................................     9
     ---       ----------------
     4.6       Third Party Consents.............................................     9
     ---       --------------------
     4.7       Shareholder Approval.............................................     9
     ---       --------------------

                                       i


                               TABLE OF CONTENTS

                                                                                          Page
     4.8       Seller's Certificate.......................................................   9
     ---       --------------------
     4.9       No Financing Condition.....................................................  10
     ---       ----------------------
ARTICLE 5 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER...............................  10
---------
     5.1       Performance................................................................  10
     ---       -----------
     5.2       Cash Payment...............................................................  10
     ---       ------------
     5.3       Related Documents..........................................................  10
     ---       -----------------
     5.4       Governmental Approvals.....................................................  10
     ---       ----------------------
     5.5       Third Party Consents.......................................................  10
     ---       --------------------
     5.6       Buyer's Certificate........................................................  10
     ---       -------------------
     5.7       Lender's Consent...........................................................  10
     ---       ----------------
     5.8       Shareholder Approval.......................................................  10
     ---       --------------------
     5.9       Articles of Transfer.......................................................  11
     ---       --------------------
ARTICLE 6 BULK SALES......................................................................  11
---------
ARTICLE 7 INDEMNIFICATION.................................................................  11
---------
     7.1       Grant of Indemnity.........................................................  11
     ---       ------------------
     7.2       Representation, Cooperation and Settlement.................................  12
     ---       ------------------------------------------
     7.3       Survival of Representations and Warranties.................................  13
     ---       ------------------------------------------
     7.4       Limitations on Liability...................................................  13
     ---       ------------------------
ARTICLE 8 CLOSING.........................................................................  14
---------
     8.1       Closing....................................................................  14
     ---       -------
     8.2       Deliveries By Seller.......................................................  14
     ---       --------------------
     8.3       Deliveries by Buyer........................................................  14
     ---       -------------------
     8.4       Trademark Assignments and Filings..........................................  14
     ---       ---------------------------------
ARTICLE 9 TERMINATION.....................................................................  15
---------
     9.1       Termination................................................................  15
     ---       -----------
     9.2       Effect of Termination......................................................  15
     ---       ---------------------
ARTICLE 10 TRANSACTIONS SUBSEQUENT TO THE CLOSING DATE....................................  15
----------
     10.1      Further Assurances.........................................................  15
     ----      ------------------
     10.2      Sales and Use Taxes........................................................  15
     ----      -------------------
     10.3      Employees..................................................................  15
     ----      ---------
     10.4      Manufacturing Agreement....................................................  16
     ----      -----------------------
ARTICLE 11 MISCELLANEOUS PROVISIONS.......................................................  16
----------
     11.1      Investigations and Survival................................................  16
     ----      ---------------------------
     11.2      Successors and Assigns.....................................................  16
     ----      ----------------------
     11.3      Governing Law; Jurisdiction and Venue; Severability........................  16
     ----      --------------------------------------------------
     11.4      Entire Agreement; Modification and Waiver..................................  17
     ----      ----------------------------------------
     11.5      Notices....................................................................  17
     ----      -------
     11.6      Payment of Fees and Expenses...............................................  18
     ----      ----------------------------
     11.7      No Other Representations...................................................  18
     ----      ------------------------
     11.8      Captions...................................................................  18
     ----      --------
     11.9      Publicity..................................................................  18
     ----      ---------
     11.10     Confidentiality............................................................  18
     -----     ---------------
     11.11     Counterparts...............................................................  18
     -----     ------------

                               TABLE OF CONTENTS

                               LIST OF EXHIBITS
                               ----------------

EXHIBIT A    Manufacturing Agreement
EXHIBIT B-1  Purchased Assets
EXHIBIT B-2  Assumed Liabilities
EXHIBIT B-3  Retained Liabilities
EXHIBIT C    Secured Promissory Note
EXHIBIT D    Security Agreement
EXHIBIT E    License and Technical Assistance Agreement
EXHIBIT F    Assumption Agreement
EXHIBIT G    General Conveyance, Bill of Sale and Assignment
EXHIBIT H    Non-Competition Agreement
EXHIBIT I    Royalty Agreement
EXHIBIT J    Intellectual Property Assignment
EXHIBIT K    Articles of Transfer
EXHIBIT L    Sellers' Disclosure Schedule
EXHIBIT M    Buyer's Disclosure Schedule

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of April 18, 2000 (the "Execution Date"), by and between SYNBIOTICS CORPORATION, a California corporation ("Buyer") and KIRKEGAARD & PERRY LABORATORIES, INC. a Maryland corporation ("Seller"), with reference to the following facts:

     WHEREAS, Seller is in the business of, among other things, manufacturing and selling various poultry diagnostic products and is engaged in the research, development and promotion of poultry diagnostic products (the "Poultry Diagnostic Business").

     WHEREAS, Buyer desires to purchase and assume from Seller and Seller desires to sell, convey and assign to Buyer, on the terms and subject to the conditions of this Agreement, all of the assets and certain of the liabilities of Seller related to the Poultry Diagnostic Business (the "Sale Transaction").

     WHEREAS, following the closing of the Sale Transaction, Buyer desires to engage Seller to continue to manufacture the Products, as defined in the Transitional Manufacturing and Supply Agreement in the form attached hereto as Exhibit A (the "Manufacturing Agreement"), for the term specified in the Manufacturing Agreement and desires that Seller cooperate with Buyer in the assumption by Buyer of responsibility for the manufacturing of the Products during such period pursuant to the Manufacturing Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained below, the parties agree as follows:

                                   ARTICLE 1
                                   ---------

                          PURCHASE AND SALE OF ASSETS

     1.1  Purchase and Sale. On the Closing Date (as defined in Article 8
          -----------------
below), Seller agrees to sell, assign and otherwise transfer to Buyer and Buyer agrees to purchase, accept and acquire from Seller, all of Seller's right, title and interest in and to the assets (the "Purchased Assets"). The "Purchased Assets" shall consist of the personal properties, assets, goodwill and rights of Seller, set forth on Exhibit B-1 as Purchased Assets, that are owned by, or licensed to, the Seller as of the Closing and used, held for use or intended to be used primarily in the operation or conduct of the Poultry Diagnostic Business.

     1.2  Assumed Liabilities; Retained Liabilities. On the Closing Date, Buyer
          -----------------------------------------
shall assume the debts, liabilities, assessments, losses, damages, costs, expenses or other obligations (including all debts, liabilities, assessments, losses, damages, costs, expenses or other obligations owing to trade creditors) related to the Purchased Assets set forth on Exhibit B-2 (the "Assumed Liabilities") and Seller shall retain those liabilities set forth on Exhibit B-3 as Retained Liabilities (the "Retained Liabilities"). Following the Closing, (i) all Assumed Liabilities shall be obligations and liabilities solely of, and shall solely be legally and financially borne by, Buyer, (ii) Buyer shall be responsible for compliance with permits and licenses affecting the

Purchased Assets (whether or not Seller is the permit holder under such permits and licenses), and (iii) all risk of casualty loss occurring after the Closing relating to the Purchased Assets shall be borne by Buyer. All Retained Liabilities shall continue to be obligations and liabilities solely of, and shall solely be legally and financially borne by, Seller. In furtherance (and not in limitation) of the foregoing, Buyer is not and shall not be treated or viewed as, a successor of Seller as a matter of law.

     1.3  Ancillary Documents. In connection with the sale and purchase of the
          -------------------
Purchased Assets, each of Seller and Buyer shall execute and deliver to the other each of the following agreements to which it is a party at the Closing:
(i) the Manufacturing Agreement substantially in the form attached as Exhibit A;
                                                                      ---------
(ii) the Secured Promissory Note substantially in the form attached hereto as Exhibit C (the "Secured Note"); (iii) the Security Agreement substantially in
---------
the form attached hereto as Exhibit D (the "Security Agreement"); (iv) the
                            ---------
License and Technical Assistance Agreement substantially in the form attached hereto as Exhibit E ("License Agreement"); (v) the Assumption Agreement
          ---------
substantially in the form attached hereto as Exhibit F ("Assumption Agreement");
                                             ---------
(vi) the General Conveyance, Bill of Sale and Assignment substantially in the form attached hereto as Exhibit G ("General Conveyance"); (vii) the Non-
                        ---------
Competition Agreement substantially in the form attached hereto as Exhibit H
                                                                   ---------
("Non-Competition Agreement"); (vii) the Royalty Agreement substantially in the form attached hereto as Exhibit I (the "Royalty Agreement"); (viii) the
                        ---------
Intellectual Property Assignment substantially in the form attached hereto as Exhibit J; and (ix) the Articles of Transfer substantially in the form attached
---------
hereto as Exhibit K. The documents and instruments that Seller and Buyer are
          ---------
required to deliver to each other at the Closing pursuant to clauses (iv) through (ix) of this Section 1.2 shall be referred to herein collectively as the "Conveyance Documents." The Conveyance Documents, together with the Manufacturing Agreement, the Secured Note and the Security Agreement, are referred to herein collectively as the "Related Documents."

     1.4  Purchase Price. In consideration for the sale, transfer, assignment
          --------------
and acceptance of the Purchased Assets pursuant to this Agreement, Buyer (in addition to assuming the Assumed Liabilities) shall pay to Seller the sum of Six Million Dollars ($6,000,000) (the "Purchase Price"), payable as follows:

               (a) $75,000 previously paid by Buyer to Seller as a good faith deposit in connection with this Agreement;

               (b) $3,425,000 at the Closing (the "Closing Cash Payment") by certified or cashier's check or by wire transfer in immediately available funds;

               (c) $1,000,000, as evidenced by the Secured Note, in the original principal amount of $1,000,000, payable in accordance with its terms and Section 10.4 below, which payment obligations of Buyer are secured by certain of the Purchased Assets pursuant to the Security Agreement; and

               (d) a royalty of ten percent (10%) (but not to exceed $1,500,000) upon the sale by Buyer of Products payable in accordance with the Royalty Agreement.

                                   ARTICLE 2
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

     For purposes of Articles 2 and 3, "Knowledge," "Known" or similar terms mean actual knowledge and knowledge which would reasonably be expected under the circumstances from individual officers and directors in comparable businesses) of the officers and directors of Seller or Buyer, as the case may be, and any employees of Seller or Buyer, as the case may be, who have knowledge of or responsibility for the subject matter of the applicable representation and warranty. Except as set forth in the Seller's Disclosure Schedule attached hereto as Exhibit L (the "Seller's Disclosure Schedule") referencing the specific section of this Article 2 the Seller hereby represents and warrants to Buyer as follows:

     2.1  Corporate Organization. Seller is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to enter into this Agreement and each of the Related Documents to which it is a party and perform its obligations hereunder and thereunder.

     2.2  Authorization. The execution, delivery and performance by Seller of
          -------------
this Agreement, and each of the Related Documents to which it is a party, and the consummation by Seller of the transactions contemplated herein and therein, have been duly authorized and approved by all necessary corporate proceedings of Seller, subject to shareholder approval. This Agreement and each of the Related Documents to which it is a party have been duly executed and delivered by Seller, and assuming their due authorization, execution and delivery by Buyer, each constitutes a legal, valid and binding agreement of Seller, subject to shareholder approval and compliance with applicable bulk sales laws, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     2.3  Title; Condition of Purchased Assets. Except as set forth in Section
          ------------------------------------
2.3 of the Seller's Disclosure Schedule, Seller has good and marketable title or the right to use and transfer all of the Purchased Assets, free and clear of all mortgages, liens (tax or otherwise), pledges, charges, leases, encumbrances, claims or restrictions of any kind or character (collectively, the "Encumbrances"), except for (i) liens for taxes not yet due and payable, and
(ii) liens arising solely by operation of law (collectively, "Permitted Encumbrances"). All of the tangible properties and assets included in the Purchase Assets have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business.

     2.4  No Violation. The execution, delivery and performance by Seller of
          ------------
this Agreement and each of the Related Documents to which it is a party, subject to shareholder approval and compliance with applicable bulk sales laws, will not (with notice and/or the lapse of time) result in a material breach or violation of, or constitute a material default under, Seller's Articles of Incorporation, Bylaws or any material agreement to which Seller is a party or by which Seller is bound, and will not, to the best of Seller's Knowledge, be in violation of any statute, judgment, order, rule or regulation in effect at the Closing Date of any court or federal, state or other regulatory authority or governmental body having jurisdiction over Seller or the Purchased Assets, except for such violations as would not have a material adverse effect on Buyer after the Closing. To Seller's Knowledge, Seller is not a party to, subject to or bound by any agreement or judgment, order, writ, injunction or decree of any court or federal, state or other regulatory or governmental body that prevents or materially impairs the consummation of the transactions contemplated by this Agreement or the Related Documents or the rights of the Buyer hereunder and thereunder.

     2.5  Governmental Authorities. Except as set forth in Section 2.5 of the
          ------------------------
Seller's Disclosure Schedule, Seller is not required to submit any notice, report or other filing to any governmental or regulatory authority, nor is any consent, approval or authorization of any governmental or regulatory authority required to be obtained in connection with the consummation of the transactions contemplated hereby or in the Related Documents.

     2.6  Liabilities. Except as set forth in Section 2.6 of the Seller's
          -----------
Disclosure Schedule, the Purchased Assets are not subject to any material liabilities or obligations of whatever nature, whether absolute, accrued or contingent. Except as set forth in Section 2.6 of the Seller's Disclosure Schedule, Seller and its officers, employees or agents have not employed any broker, finder or consultant or incurred any liability for any brokerage fees, commissions, consultant's fees or finders' fees in connection with the transactions contemplated hereby or the Related Documents.

     2.7  Purchased Assets; Purchase Orders. To Seller's Knowledge and except as
          ---------------------------------
set forth on Schedule 2.7 of the Seller's Disclosure Schedule, the Purchased Assets include all material intellectual property, equipment, inventory and all other property which Seller uses to conduct the Poultry Diagnostic Business and in which Seller has any right, title or interest with respect to the Poultry Diagnostic Business. Except as set forth on Schedule 2.7 of the Seller's Disclosure Schedule, the Purchased Assets include all the assets reasonably necessary to operate the Poultry Diagnostic Business in all material respects in the same manner as the Poultry Diagnostic Business was operated by Seller prior to the Closing (except for management and financial resources and access to technology available to Seller whose business encompasses more than the Poultry Diagnostic Business). All customer orders relating to orders received by the Seller prior to April 18, 2000 and outstanding on the date hereof (if any) are listed in Section 2.7 of the Seller's Disclosure Schedule, and have arisen only from bona fide transactions in the ordinary course of Seller's business, are, to Seller's Knowledge, valid contracts. Except as set forth in Section 2.7 of the Seller's Disclosure Schedule, all inventory and equipment, used in the Poultry Diagnostic Business and included in the Purchased Assets of the Execution Date are Seller's property and have been acquired or arisen in the ordinary course of business, have not been pledged as collateral, are not held by Seller on consignment from others and are being conveyed to Buyer pursuant to the General Conveyance.

     2.8  Litigation. To Seller's Knowledge and except as set forth in Section
          ----------
2.8 of the Seller's Disclosure Schedule, there are no claims, actions, litigation, suits, proceedings or investigations pending or threatened, against or affecting any of the Purchased Assets, the business and activities conducted by the Poultry Diagnostic Business or the consummation of the transactions contemplated hereby or the Related Documents, at law or in equity or before or by any governmental or regulatory authority, agency or instrumentality or before any arbitrator of any kind, and to the Seller's Knowledge, there is no valid basis, based on Seller's commercially reasonable judgement, for any such claim, action, litigation, suit, proceeding or investigation. Section 2.8 of the Seller's Disclosure Schedule contains a list and brief description of all claims, actions, litigation, suits, proceedings or investigations relating to the Purchased Assets or the Poultry Diagnostic Business which have resulted in a judgment, settlement, compromise, release, payment or award of any nature. Since January 1, 1999, no governmental or regulatory authority, agency or instrumentality has notified Seller in writing of a claim challenging the legal right of Seller to sell any products of the Poultry Diagnostic Business or relating to the Purchased Assets.

     2.9  Contracts. Seller has made available to Buyer copies of each
          ---------
agreement, instrument, commitment, contract or other obligation of any type to which Seller is a party or is bound reasonably relating to the Purchased Assets or the Assumed Liabilities (collectively, the "Relevant Contracts"). Set forth in Section 2.9 of the Seller's Disclosure Schedule is an accurate listing of the Relevant Contracts which provide for annual payments to or from the Seller in excess of $25,000. To Seller's Knowledge and except as set forth in Section 2.9 of the Seller's Disclosure Schedule, (i) all Relevant Contracts are in full force and effect and are valid, binding and enforceable in all material respects against the parties thereto in accordance with their respective terms; (ii) Seller has complied in all material respects with the provisions of such Relevant Contracts; (iii) no such party is in default in any material respects under any of the terms thereof; and (iv) no event has occurred that (with the passage of time and/or the giving of notice) would constitute a default by any party under any provision thereof. Except as set forth in Section 2.9 of the Seller's Disclosure Schedule, no consent, approval or authorization of any third party on the part of Seller is required in connection with the consummation of the transactions contemplated hereunder.

     2.10 Compliance with Law. Seller has conducted the operation of the
          -------------------
Poultry Diagnostic Business in compliance in all material respects with all applicable foreign, federal, state or local laws, statutes, rules, regulations, ordinances, codes, orders, licenses, franchises, permits, authorizations and concessions (collectively, "Regulations"), except where the failure to comply with such Regulations would not have a material adverse effect on Buyer after the Closing.

     2.11 Licenses, Permits and Authorizations. Section 2.11 of the Seller's
          ------------------------------------
Disclosure Schedule contains a list of all approvals, authorizations, consents, licenses, franchises, orders and other permits of, and filings with, any governmental authority, whether foreign, federal, state or local (collectively, the "Permits"), which, to Seller's Knowledge, are required by Seller for the ownership, handling, use , sale or possession of the Purchased Assets, the noncompliance with which would have a material adverse effect on Buyer or the Purchased Assets.

     2.12 Intangible Property Rights. Schedule 2.12 of the Seller's Disclosure
          --------------------------
Schedule lists all of the inventions, trade secrets, licenses, trademarks, and applications therefor that Seller uses to conduct the Poultry Diagnostic Business (such assets and rights herein called "Rights"). Except as set forth in
Section 2.12 of the Seller's Disclosure Schedule, such Rights are not being infringed or violated by any other person or entity. All Purchased Assets that consist of Rights, are, and upon the consummation of the transactions contemplated by this Agreement and the Related Documents will be, vested in Buyer, pursuant to the terms of this Agreement and the

License Agreement, free of any Encumbrances, except for those provided in license agreements previously provided to the Buyer and for such Encumbrances that would not have a material adverse effect on Buyer after the Closing. Except as set forth in Section 2.12 of the Seller's Disclosure Schedule, Seller has not granted any license or right to the Rights to any third party. To the Seller's Knowledge, the Purchased Assets that consist of Rights employed by Seller in connection with the Poultry Diagnostic Business do not infringe upon: other than patents, any Rights, proprietary rights or intellectual property of any other person, firm, corporation or other entity. The documents reflecting the Purchased Assets that consist of Rights are current and accurate and sufficient in detail and content to identify the Rights and permit the full and proper use by Buyer, and have been provided to Buyer. Each of Seller's employees who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any of the Assets that consist of Rights, or who has Knowledge of or access to information relating to it, has been put on notice that such Rights are proprietary to Seller and are not to be divulged or misused and has executed a form of proprietary information and inventions agreement provided to and approved by Buyer. To the Knowledge of Seller, the Assets that consist of Rights are presently valid and protectable, and not part of the public knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any past or present employees or of Seller.

     2.13 Tax Matters. All taxes, including, without limitation, income,
          -----------
property, sales, use, franchise, added value, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Seller with respect to the Purchased Assets, and all interest and penalties thereon, whether disputed or not, have been or will be paid in full; all tax returns required to be filed with respect to the Purchased Assets have been or will be accurately prepared and duly and timely filed or will be so filed after the Closing Date if due thereafter; and all deposits required by law to be made by Seller have been or will be duly made. Nothing in this Section 2.13 shall be construed as limiting Seller's right to dispute taxes levied upon it.

     2.14 Environmental and Safety Matters. Seller's operation of the Poultry
          --------------------------------
Diagnostic Business has been in compliance in all material respects with, and Seller has complied in all material respects with and is not in violation of any, applicable United States federal, state and local laws, ordinances, regulations and orders relating to environmental matters (collectively, "Environmental Laws"), including, but not limited to, matters related to air pollution, water pollution, on-site or off-site hazardous substance handling, discharge, disposal or recovery, toxic or hazardous substances or materials, asbestos, PCBs, employee safety, and transportation or shipping safety, and, no written notice of violation of any such statutes, laws, ordinances, regulations and orders with respect thereto have been received by Seller, nor, to the Knowledge of Seller, is any such notice threatened. Seller has obtained all material environmental permits, temporary and otherwise, required for the lawful operation of the Poultry Diagnostic Business, and all such permits are in full force and effect and Seller has not received written notice that any such permits will be revoked, lapsed or otherwise subject to modification, nor to the Knowledge of Seller is any such notice of violation, lapse or modification threatened.

     2.15 Customers and Suppliers. Section 2.15 of the Seller's Disclosure
          -----------------------
Schedule sets forth a list of all customers and suppliers of Seller as of the Closing Date with respect to the

Poultry Diagnostic Business from which the Seller has received or to which the Seller has paid more than $5,000 within the past 12 months.

     2.16 Disclosure; No Misstatements. Neither this Agreement nor the Related
          ----------------------------
Documents, nor any other document, certificate or written statement referenced in this Agreement or the Related Documents prepared or furnished by Seller to Buyer contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading as of the date hereof or thereof. Seller has disclosed to Buyer all Known facts which are reasonably likely to have a material adverse effect on the Purchased Assets.

     2.17 Survival of Representations and Warranties. Seller's warranties and
          ------------------------------------------
representations herein shall survive the Closing for the period specified in
Section 7.3(a) below.

                                   ARTICLE 3
                                   ---------

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Except as set forth in the Buyer's Disclosure Schedule attached hereto as Exhibit M (the "Buyer's Disclosure Schedule"), Buyer hereby represents and warrants to the Seller as follows:

     3.1  Organization; Authority. Buyer is a corporation duly organized,
          -----------------------
validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement and each of the Related Documents to which it is a party and perform its obligations hereunder and thereunder.

     3.2  Authorization. The execution, delivery and performance by Buyer of
          -------------
this Agreement and each of the Related Documents to which it is a party and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action of Buyer. This Agreement and each of the Related Documents to which it is a party have been duly executed and delivered and constitute the legal, valid and binding obligations of Buyer, each enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

     3.3  No Conflict with Other Instruments or Agreements. The execution,
          ------------------------------------------------
delivery and performance by Buyer of this Agreement and each of the Related Documents to which it is a party will not result in a material breach or violation of, or constitute a material default under, Buyer's Articles of Incorporation, Bylaws or any agreement to which Buyer is a party or by which Buyer is bound or to which any of Buyer's property is subject, including but not limited to the Credit Agreement, entered into on April 12, 2000, between Buyer and Imperial Bank, and the Commercial Security Agreement, dated April 12, 2000, between Buyer and Imperial Bank, and, to the best of Buyer's Knowledge, will not be in violation of any statute, judgment, order, rule or regulation in effect at the date hereof of any court or federal, state or other regulatory authority or governmental body having jurisdiction over Buyer.

     3.4  Governmental Authorities. Except as set forth in Section 3.4 of
          ------------------------
Buyer's Disclosure Schedule, Buyer is not required to obtain any consent, approval or authorization of any governmental or regulatory authority in connection with the consummation of the transactions contemplated hereby or in the Related Documents.

     3.5  Consents. Except as set forth in Section 3.5 of the Buyer's Disclosure
          --------
Schedule, no consent, approval or authorization of any third party on the part of Buyer is required in connection with the consummation of the transactions contemplated hereunder.

     3.6  Litigation. Except as set forth in Section 3.6 of the Buyer's
          -----------
Disclosure Schedule, there are no claims, actions, litigation, suits, proceedings or investigations pending or, to Buyer's Knowledge, threatened against or affecting the consummation of the transactions contemplated hereby or by the Related Documents, at law or in equity or before or by any governmental or regulatory authority, agency or instrumentality, or before any arbitrator of any kind.

     3.7  Capitalization, Financing and Qualifications of Buyer. Since January
          -----------------------------------------------------
1, 1997, Buyer has filed with the Securities and Exchange Commission in compliance with applicable laws and regulations the annual and quarterly reports on Section 3.7 of the Buyer's Disclosure Schedule attached hereto including the Report on Form 10-K for the twelve months ended December 31, 1999. Buyer has and believes it will continue to have the financial resources, capabilities and qualifications to perform this Agreement and each of the Related Documents to which it is a party, including without limitation, assumption of the responsibility for the manufacturing of the Products (as defined in the Manufacturing Agreement) in accordance with Section 10.4 below and payment of the Assumed Liabilities.

     3.8  Licenses, Permits and Authorizations. Section 3.8 of the Buyer's
          ------------------------------------
Disclosure Schedule contains a list of all Permits which, to Buyer's Knowledge, are required by Buyer for the acquisition of the Purchased Assets and the consummation of the Sale Transaction by Buyer, the noncompliance with which would have a material adverse effect on Buyer or the Purchased Assets.

     3.9  Brokers. Except as set forth in Section 3.9 of Buyer's Disclosure
          -------
Schedule, Buyer and its officers, employees or agents have not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby or the Related Documents.

     3.10 Disclosure; No Misstatements. Neither this Agreement nor the Related
          ----------------------------
Documents, nor any other document, certificate or written statement referenced in this Agreement or the Related Documents or prepared or furnished by Buyer to Seller contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading as of the date hereof or thereof.

     3.11 Survival of Representations and Warranties. Buyer's warranties and
          ------------------------------------------
representations herein shall survive the Closing for the period specified in
Section 7.3(b) below.

                                   ARTICLE 4
                                   ---------

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction or waiver on or before the Closing Date, of the following conditions precedent, except to the extent that Buyer shall have waived such satisfaction in writing:

     4.1  Performance. Seller shall have performed and complied with all
          -----------
agreements, covenants and conditions required by this Agreement to be performed and complied with by Seller on or before the Closing Date.

     4.2  Related Documents. Seller shall have executed and delivered to Buyer
          -----------------
all of the Related Documents required by their terms to be executed by Seller, substantially in the forms attached hereto.

     4.3  Governmental Approvals. As of the Closing, all authorizations,
          ----------------------
approvals or permits of or filings with any governmental authority that are required by law in order to effect the transfer of the Purchased Assets, the assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement or the Related Documents shall have been duly obtained or made and shall be effective as of the Closing or as soon thereafter as is reasonably practicable.

     4.4  Articles of Transfer. Seller shall have filed Articles of Transfer
          --------------------
relating to the Purchased Assets substantially in the form attached hereto as Exhibit K (the "Articles") with the Maryland State Department of Assessments and Taxation (the "MSDAT") and the MSDAT shall have accepted the Articles for record.

     4.5  Lender's Consent. Seller shall have obtained the consent of Bank of
          ----------------
America, N.A., Seller's principal lender, to the execution, delivery and performance of this Agreement and the Related Documents and the consummation of the Sale Transaction (the "Lender's Consent").

     4.6  Third Party Consents. Seller shall have obtained all consents,
          --------------------
assignments, approvals, waivers and authorization of third persons (other than the Lender's Consent) as may be necessary in the reasonable view of Buyer for Seller to consummate the transactions contemplated by this Agreement and the Related Documents.

     4.7  Shareholder Approval. The Sale Transaction and the execution, delivery
          --------------------
and performance of this Agreement and the Related Documents shall have been approved by Seller's shareholders in accordance with the Maryland General Corporation Law.

     4.8  Seller's Certificate. Buyer shall have received a certificate of the
          --------------------
President or the Secretary of the Seller dated as of the Closing Date and certifying to the fulfillment of the foregoing conditions and the absence of any material adverse change since February 29, 2000 in the Poultry Diagnostic Business, in form and substance acceptable to Buyer and its counsel ("Seller's Certificate").

     4.9  No Financing Condition. Buyer acknowledges and agrees that the
          ----------------------
availability of financing shall not be a condition to Buyer's obligations under this Agreement.

                                   ARTICLE 5
                                   ---------

                          CONDITIONS PRECEDENT TO THE
                             OBLIGATIONS OF SELLER

     Each and every obligation of Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions precedent, except to the extent that the Seller shall have waived in writing such satisfaction.

     5.1  Performance. Buyer shall have performed and complied with all
          -----------
agreements, covenants and conditions required by this Agreement to be performed and complied with by Buyer on or before the Closing Date.

     5.2  Cash Payment. Buyer shall at the Closing pay to Seller the Closing
          ------------
Cash Payment.

     5.3  Related Documents. Buyer shall have executed and delivered to Seller
          -----------------
all of the Related Documents required by their terms to be executed by Buyer, substantially in the forms attached hereto.

     5.4  Governmental Approvals. As of the Closing, all authorizations,
          ----------------------
approvals or permits of or filings with any governmental authority that are required by law in order to effect the transfer of the Purchased Assets, assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement of the Related Documents shall have been duly obtained or made and shall be effective as of the Closing or as soon thereafter as is reasonably practicable.

     5.5  Third Party Consents. Buyer shall have obtained all consents,
          --------------------
assignments, approvals, waivers and authorizations of third persons as may be necessary in the reasonable view of Seller for Buyer to consummate the transactions contemplated by this Agreement and the Related Documents.

     5.6  Buyer's Certificate. Seller shall have received a certificate of the
          -------------------
President, the Chief Financial Officer, or the Secretary of the Buyer dated as of the Closing Date and certifying to the fulfillment of the foregoing conditions and the absence of any material adverse change in its condition (financial or otherwise), properties or business operations since the Buyer's Report on Form 10-K for the twelve months ended December 31, 1999, as amended and restated on or about April 13, 2000, in form and substance acceptable to Seller and its counsel ("Buyer's Certificate").

     5.7  Lender's Consent. Seller shall have obtained the Lender's Consent.
          ----------------

     5.8  Shareholder Approval. The Sale Transaction and the execution, delivery
          --------------------
and performance of this Agreement and the Related Documents shall have been approved by Seller's shareholders in accordance with the Maryland General Corporation Law.

     5.9  Articles of Transfer. The MSDAT shall have accepted the Articles for
          --------------------
record.


                                   ARTICLE 6
                                   ---------

                                  BULK SALES

     Each of the parties hereby waives compliance by the other party (to the extent compliance is required) with the bulk sales law of the State of Maryland as set forth in Article 6 of the Maryland Uniform Commercial Code, as amended (the "Maryland Bulk Sales Laws"), subject to Seller's indemnification of Buyer set forth in Section 7.1(c) below.

                                   ARTICLE 7
                                   ---------

                                INDEMNIFICATION

     7.1  Grant of Indemnity.
          ------------------

               (a)  Indemnification by Seller. As an inducement for Buyer to
                    -------------------------
enter into this Agreement and the Related Documents, and acknowledging that Buyer is relying on the indemnification provided in this Section 7 in entering into this Agreement and the Related Documents, Seller agrees to indemnify, defend and hold harmless Buyer and its employees, officers, directors, representatives and agents (collectively, "Buyer Affiliates"), from and against any actual claims, losses, liability, obligations, lawsuits, judgments, settlements, governmental investigations, damages, costs or expenses of whatever nature, including, without limitation, interest, penalties, reasonable attorneys' fees, costs of investigation and all amounts paid in defense or settlement of the foregoing, (collectively "Claims and Losses"), suffered or incurred by Buyer or Buyer Affiliates as a result of or in connection with any of the following: (i) any Retained Liabilities; (ii) any liabilities of the Seller that are not Assumed Liabilities; or (iii) a breach of any obligation, representation, warranty, covenant or agreement of Seller in this Agreement or any Related Document, or because any representation or warranty by Seller contained in this Agreement or any Related Document shall be materially false (collectively, "Buyer's Damages").

               (b)  Seller's Indemnification Relating to Bulk Sales Laws. In
                    ----------------------------------------------------
addition to Seller's indemnification obligations set forth in Section 7.1(a) above, Seller agrees to indemnify Buyer and Buyer's Affiliates for any Claims or Losses arising out of any claim asserted against Buyer or a Buyer's Affiliate by a creditor of Seller which arises out of any failure by the parties to comply with the Maryland Bulk Sales Laws with respect to the transactions contemplated by this Agreement and any action brought or levy made as a result thereof (a "Transaction Challenge"). Buyer shall promptly advise Seller of any Transaction Challenge of which Buyer becomes aware.

               (c)  Indemnification by Buyer. As an inducement for Seller to
                    ------------------------
enter into this Agreement and the Related Documents, and acknowledging that Seller is relying on the indemnification provided in this Section 7 in entering into this Agreement and the Related Documents, Buyer agrees to indemnify, defend and hold harmless Seller, and its employees, officers, directors, representatives and agents (collectively, "Seller Affiliates"), from and against any Claims and Losses suffered or incurred by Seller or Seller's Affiliates as a result of or in connection with any of the following: (i) any Assumed Liabilities; (ii) any liabilities of Buyer that are not Retained Liabilities; or (iii) a breach of any obligation, representation, warranty, covenant or agreement of Buyer in this Agreement or any Related Document, or because any representation or warranty by Buyer contained in this Agreement or any Related Document shall be materially false (collectively, "Seller's Damages").

     7.2  Representation, Cooperation and Settlement.
          ------------------------------------------
               (a) Each party agrees to give prompt notice to the other of any claim against the other which might give rise to a claim based on the indemnity contained in Sections 7.1(a), 7.1(b) and 7.1(c), stating the nature and basis of the claim and the amount thereof.

               (b) In the event any claim, action, suit or proceeding is brought against a party (the "Indemnified Party") with respect to which the other party (the "Indemnifying Party") may have liability under the indemnity contained in Sections 7.1(a), 7.1(b) or 7.1(c) hereof, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, provided that the Indemnified Party shall not be required to permit the Indemnifying Party to assume the defense of any third party claim which if not first paid, discharged, or otherwise complied with would result in a material interruption or cessation of the conduct of the Indemnified Party's business or any material part thereof or materially impair the value of the Purchased Assets. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given by the Indemnified Party, shall be deemed a waiver of any such election. If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation resulting therefrom, including the retention of competent counsel satisfactory to the Indemnified Party, and holding the Indemnified Party harmless from and against any and all damage resulting from, arising out of, or incurred with respect to any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom. The Indemnifying Party shall not, in the defense of such claim or litigation, consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party nor enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation in form and substance acceptable to the Indemnified Party.

               (c) If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation. If the Indemnified Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnified Party hereunder as to such claim shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation resulting therefrom, including the retention of competent counsel satisfactory to the Indemnifying Party. The Indemnified Party shall not, in the defense of such claim or litigation, consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnifying Party nor enter into any settlement (except with the written consent of the Indemnifying Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation in form and substance acceptable to the Indemnifying Party. The Indemnifying Party shall, in accordance with the provisions hereof, promptly reimburse the Indemnified Party for the amount of any settlement reasonably entered into by the Indemnified Party and for all damage incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

     7.3  Survival of Representations and Warranties.
          ------------------------------------------

               (a)  The representations and warranties of Seller contained in
Article 2 above and the covenants of Seller contained in Article 7 of this Agreement, shall survive the Closing hereunder and shall continue in full force and effect for a period of two (2) years after the Closing. A claim shall be deemed made under this Section 7.3(a) and shall not be deemed to be invalid by the terms of this Section 7.3(a) if Buyer sends written notice of such claim to Seller prior to the expiration date of the survival period.

               (b)  The representations and warranties of Buyer contained in
Article 3 above (excluding the representations and warranties contained in Section 3.7 above which shall survive for a period of three (3) years following the Closing) and the covenants of Buyer contained in Article 7 (excluding the indemnification obligations referenced in subsection (i) of Section 7.1(c) and as they relate to a breach of Section 3.7 of this Agreement, which shall survive for a period of three years following the Closing) shall survive the Closing hereunder and shall continue in full force and effect for a period of two (2) years after the Closing. A claim shall be deemed made under this Section 7.3(b) and shall not be deemed to be invalid by the terms of this Section 7.3(b) if Seller sends written notice of such claim to Buyer prior to the expiration of the expiration date of the survival period.

     7.4  Limitations on Liability.
          ------------------------

               (a) The aggregate of Seller's liability to Buyer under this Agreement shall be $6,000,000.

               (b) Except where a party's damages are found to be caused by the other party's actual fraud, neither party shall be liable to the other for any special, indirect, punitive, consequential, exemplary or similar damages in any dispute between the parties relating, directly or indirectly, to this Agreement or the transactions contemplated hereby.

                                   ARTICLE 8
                                   ---------

                                    CLOSING

     8.1  Closing. Unless this Agreement shall have been terminated pursuant to
          -------
Section 9, and subject to the satisfaction or waiver of the conditions set forth in Articles 4 and 5, the closing (the "Closing") shall be consummated at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C., at 10:00 a.m. (Eastern Standard Time) on April 19, 2000 or as soon as reasonably practicable after the satisfaction of or waiver of the conditions set forth in Articles 4 and 5. The date of such Closing is herein referred to as the "Closing Date." At the Closing, the parties to this Agreement will exchange funds, documents, agreements, certificates and other instruments and documents so as to cause the terms and conditions of this Agreement to be satisfied. All documents and instruments delivered at Closing pursuant to this Article 8 shall be dated and shall be effective for all purposes as of the Closing Date.

     8.2  Deliveries By Seller. At the Closing, Seller shall deliver to Buyer:
          --------------------

               (a) executed copies of each of the Related Documents required by their terms to be executed by Seller;

               (b)  the Seller's Certificate as required pursuant to Section
4.8;

               (c) a certified copy of the Articles, as filed with and certified by the MSDAT on the Closing Date; and

               (d) copies of all approvals and consents required to be obtained by Seller on or prior to Closing pursuant to Sections 4.3, 4.5 and 4.6, including but not limited to the Lender's Consent.

     8.3  Deliveries by Buyer. At the Closing Buyer shall pay the Closing Cash
          -------------------
Payment to Seller, and shall deliver to Seller:

               (a) executed copies of each of the Related Documents required by their terms to be executed by Buyer;

               (b) the Buyer's Certificate as required pursuant to Section 5.6; and

               (c) copies of all approvals and consents required to be obtained by Buyer on or prior to Closing pursuant to Sections 5.4 and 5.5.

     8.4  Trademark Assignments and Filings. Seller shall provide reasonable
          ---------------------------------
assistance to Buyer in affecting the transfer of trademarks and trade names, including the execution of required trademark assignments, certificates or documents and the filing thereof.

                                   ARTICLE 9
                                   ---------

                                  TERMINATION

     9.1  Termination. Notwithstanding anything contained in this Agreement to
          -----------
the contrary, this Agreement may be terminated at any time prior to the Closing:

               (a)  by mutual written consent of Seller and Buyer;

               (b) by Buyer, if any condition to the obligations of the Buyer under this Agreement to be complied with or performed by Seller at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance, and such noncompliance or nonperformance shall not have been waived by Buyer or cured by Seller within 10 days of such noncompliance or nonperformance; or

               (c) by Seller, if any condition to the obligations of the Seller under this Agreement to be complied with or performed by the Buyer at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance, and such noncompliance or nonperformance shall not have been waived by Seller or cured by the Buyer within 10 days of such noncompliance or nonperformance.

     9.2  Effect of Termination. In the event of the termination of this
          ---------------------
Agreement pursuant to this Article 9, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its directors, officers, stockholders or affiliates except nothing herein shall relieve any party from liability for any breach by such party.

                                  ARTICLE 10
                                  ----------

                  TRANSACTIONS SUBSEQUENT TO THE CLOSING DATE

     10.1 Further Assurances. From time to time after the Closing Date, the
          ------------------
parties shall execute, deliver and acknowledge all such further instruments of transfer and conveyance and shall perform all such other acts as any other party may reasonably request to more effectively transfer the Purchased Assets and to otherwise carry out the transactions contemplated by this Agreement and the Related Documents.

     10.2 Sales and Use Taxes. Any sales, use or other transfer tax which is
          -------------------
payable as the result of the transactions contemplated by this Agreement shall be paid by Buyer in full compliance with applicable law. Buyer will provide Seller with an appropriate resale certificate relating to the purchase of Seller's inventory.

     10.3 Employees. From and after the Closing, Buyer shall be permitted, but
          ---------
is not required, to contact and meet with such employees of Seller whose duties directly relate to the Poultry Diagnostic Business as Buyer selects and to offer employment to such persons as Buyer selects on terms to be determined by Buyer (each, a "New Employee"). The parties agree that the employment relationship between such New Employees and Buyer shall be a new employment relationship and that Seller shall not be responsible for any compensation or benefits to any New Employees attributable to the period of their employment by Buyer.

     10.4  Manufacturing Agreement. Seller and Buyer agree to perform the
           -----------------------
covenants and agreements set forth in Article 3 of the Manufacturing Agreement in order to enable Buyer to assume the manufacturing of the Products in accordance with such Manufacturing Agreement. Seller and Buyer further agree, as contemplated by the terms of the Secured Note that (a) if Seller complies with its obligations under Article 3 of such Manufacturing Agreement, even though the transfer of the manufacturing to Buyer has not occurred within twelve months from the Closing Date, Buyer is obligated to pay $800,000 (such amount is included in, and not in addition to, the amounts set forth in Section 1.4(c) hereof to be paid by Buyer) to Seller on the twelve-month anniversary of the Closing Date or if such transfer of the manufacturing is completed prior to such anniversary of the Closing Date, upon the date such transfer of the manufacturing is completed, and (b) is obligated to pay the remaining $200,000 (such amount is included in, and not in addition to, the amounts set forth in Section 1.4(c) hereof to be paid by Buyer) to the Seller when the transfer of the manufacturing is completed, but in no event later than the fifteen-month anniversary of the Closing Date. In no event shall Buyer have any right to offset against amounts owed to Seller under the Secured Note any other amounts that Buyer claims are owed to Buyer by Seller under this Agreement or any of the Related Documents.

                                  ARTICLE 11
                                  ----------

                           MISCELLANEOUS PROVISIONS

     11.1  Investigations and Survival. The respective representations,
           ---------------------------
warranties, covenants and agreements of Seller and Buyer herein and in the Related Documents, or in any certificates or other documents delivered prior to or at the Closing, shall not be deemed modified, waived or otherwise affected by any investigation made by any party or its representatives hereto nor shall the same be affected by the Closing.

     11.2  Successors and Assigns. This Agreement may not be assigned by a party
           ----------------------
without the prior written consent of the parties hereto which consent shall not be unreasonably withheld or delayed; provided, however, this Agreement may be assigned and the obligations hereunder delegated by the Buyer to a purchaser or acquiror of all or substantially all of the business, stock or assets of Buyer in whatever form of corporate transaction or to any other corporation or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or under common control with Buyer without the consent of the Seller; provided, however, that any such assignment shall not relieve Buyer of its obligations hereunder or under any of the Related Documents. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, legatees, executors and administrators of the parties. Nothing expressed or implied in this Agreement is intended to confer on any person other than Buyer, Seller and their respective successors and permitted assigns any rights or obligations under this Agreement.

     11.3  Governing Law; Jurisdiction and Venue; Severability. This Agreement
           ---------------------------------------------------
shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflicts of law. If any term, covenant or condition of this Agreement is held to be to any extent invalid, void, or otherwise unenforceable by any court or arbitrator, the remainder of this Agreement shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11.4  Entire Agreement; Modification and Waiver. This Agreement, together
           -----------------------------------------
with the agreements and documents referred to herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings. All Exhibits and Schedules attached hereto are incorporated herein by this reference. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by all parties hereto. No covenant, term or condition or the breach thereof shall be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver of breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. The failure of any party to insist upon strict performance of any covenant, term or condition hereunder shall not constitute a waiver of such party's right to demand strict compliance therewith in the future. Time is of the essence for purposes of each and every provision of this agreement.

     11.5  Notices. All payments, notices, requests, demands and other
           -------
communications required or permitted hereunder shall be in writing and shall be delivered personally (which shall include delivery by courier or overnight delivery service) or sent by certified or registered mail postage prepaid, certified or return receipt requested, or sent by telecopier or similar facsimile transmission, to the parties at their respective address set forth below or at such other address as shall be given in writing by a party to the other party. Items delivered personally or by telecopier or facsimile shall be deemed delivered on the date of actual delivery; items sent by certified or regular mail shall be deemed delivered three (3) days after mailing.

           If to Seller:     Kirkegaard & Perry Laboratories, Inc.
                             2 Cessna Court
                             Gaithersburg, Maryland 20879-4174
                             Attention: Albert Perry, President
                             Telephone No.: 301-948-7755
                             Facsimile No.: 301-948-9442

           With a copy (which shall not constitute notice) to

                             Hogan & Hartson LLP
                             555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                             Attention:  Robert J. Waldman
                             Telephone No.: 202-637-5670
                             Facsimile No.: 202-637-5910

           If to Buyer:      Synbiotics Corporation
                             11011 Via Frontera
                             San Diego, California 92121
                             Attention: Chief Financial Officer
                             Telephone No.: (858) 451-3771
                             Facsimile No.: (858) 451-5719

           With a copy (which shall not constitute notice) to:

                         Brobeck, Phleger & Harrison LLP
                         12390 El Camino Real
                         San Diego, California 92130
                         Attention:  Hayden Trubitt, Esq.
                         Telephone No.: 858-720-2500
                         Facsimile No.: 858-720-2555

     11.6  Payment of Fees and Expenses.responsible for, and shall pay, all of
           ----------------------------
its own legal, accounting and other transactional fees and expenses incurred in the negotiation and preparation of this Agreement and the Related Documents and the transactions contemplated herein and therein.

     11.7  No Other Representations. Except to the extent expressly set forth in
           ------------------------
this Agreement or the Exhibits or Schedules attached hereto (as incorporated herein), neither party makes any representations or warranties to the other and disclaims all liability and responsibility for any representation, warranty, statement or information orally or in writing to the other party, including any opinion, information or advice which may have been provided by one party to the other party.

     11.8  Captions. The Article and Section headings used in this Agreement are
           --------
for convenience or reference only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     11.9  Publicity. Except as required by applicable law, neither Seller nor
           ---------
Buyer shall make any public announcement or otherwise communicate with any third party, including without limitation news media, customers and government authorities, in respect of this Agreement or the transactions contemplated herein without prior notification to and approval by Seller (in the case of a proposed communication by Buyer) or Buyer (in the case of a proposed communication by Seller), and Seller and Buyer shall cooperate as to the timing and contents of any such announcement or communication.

     11.10 Confidentiality. The Confidentiality and Non-Disclosure Agreement
           ---------------
dated as of December 17, 1998 between Buyer and Seller remains in full force and effect and each of the parties agrees to perform its obligations thereunder. Each of the parties agrees that it will not disclose the existence of this Agreement except to their respective financial, legal and other advisors, on a "need-to-know" basis, and persons or entities with whom consents, approvals or clearances would be required to consummate the transactions contemplated by this Agreement and the Related Documents.

     11.11 Counterparts. This Agreement may be executed in multiple copies, each
           ------------
of which shall be deemed an original and all of which shall constitute a single agreement binding on all parties.

               [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



"BUYER"                                      "SELLER"

SYNBIOTICS CORPORATION,                      KIRKEGAARD & PERRY
a California corporation                     LABORATORIES, INC.
                                             a Maryland corporation


By: /s/ Michael Green                        By: /s/ Albert Perry
    -----------------                            ----------------

Title: Vice President - Finance              Title: President



            COUNTERPART SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                                   EXHIBIT A
                                   ---------



                TRANSITIONAL MANUFACTURING AND SUPPLY AGREEMENT



          This TRANSITIONAL MANUFACTURING AND SUPPLY AGREEMENT (this "Agreement"), is dated as of April 18, 2000 (the "Effective Date"), by and between Synbiotics Corporation, a California corporation ("Synbiotics"), having its principal office at 11011 Via Frontera, San Diego, CA 92127 and Kirkegaard & Perry Laboratories, Inc., a Maryland corporation ("KPL"), having its principal office at 2 Cessna Court, Gaithersburg, Maryland 20879.

                                   Recitals
                                   --------

          WHEREAS, Synbiotics and KPL have entered into an Asset Purchase Agreement, dated as of April 18, 2000 (the "Purchase Agreement"), pursuant to which Synbiotics has agreed to acquire certain assets comprising KPL's Poultry Diagnostics Business (as defined in the Purchase Agreement) and to assume certain liabilities and obligations of KPL related to KPL's Poultry Diagnostics Business;

          WHEREAS, KPL will continue to manufacture and will supply Synbiotics with certain products related to the Poultry Diagnostics Business requested by Synbiotics for a period of time after the closing of the transactions under the Purchase Agreement, upon the terms and conditions hereinafter set forth; and

          WHEREAS, KPL and Synbiotics will implement a transition plan to enable Synbiotics to manage an orderly transition to Synbiotics' operation of the Poultry Diagnostics Business, including its assumption of the manufacture of the Products (as defined below) at facilities owned or leased by Synbiotics, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein, the parties hereto agree as follows:



                             ARTICLE 1:  PRODUCTS
                             --------------------

          1.1  Current Products.  Pursuant to the terms of this Agreement, KPL
               -----------------
shall manufacture and sell to Synbiotics, and Synbiotics shall purchase from KPL, commercial poultry diagnostics products currently being manufactured by KPL as identified on Exhibit A attached hereto (the "Products"). Synbiotics shall
                 ---------
purchase all its requirements of the Products from KPL until the manufacturing of such Products has been successfully transferred from KPL to Synbiotics, and KPL will use commercially reasonable efforts to supply such requirements, based upon a six-month rolling forecast of Synbiotics' requirements. Synbiotics will provide the initial six-month rolling forecast in writing to KPL no later than thirty (30) days after the

Effective Date, and shall update such six-month rolling forecast in writing to KPL every three months thereafter. The estimate for the first three months of each such six-month rolling forecast shall be binding on Synbiotics.

     1.2  New or Additional Products.  If Synbiotics requests that KPL
          ---------------------------
manufacture and supply new or additional commercial poultry diagnostic products that are not identified on Exhibit A attached hereto, the parties agree in
         ---               ---------
good faith to negotiate mutually acceptable terms for the manufacture and supply of such new or additional products, and, if such terms are mutually agreed upon, to execute and deliver an appropriate amendment to this Agreement or a separate agreement for such purpose. The parties acknowledge and agree that KPL shall have no obligation to apply for and obtain any licenses or approvals from the United States Department of Agriculture ("USDA") or other agencies or departments of the United States Government or of any other state, local or foreign government (collectively, "Governmental Authority") in connection with such new or additional products; provided, however, that in the event the parties enter into an amendment to this Agreement or a separate agreement for the manufacture and supply of such new or additional products, KPL will provide commercially reasonable assistance to Synbiotics in applying for such licenses or approvals.

                      ARTICLE 2:  PREPARATION OF PRODUCTS
                      -----------------------------------

     2.1  Specifications.  KPL shall manufacture and package the Products
          --------------
pursuant to the specifications outlined in the current USDA Outline of Production, as described or referred to in Exhibit B attached hereto. KPL shall
                                           ---------
use commercially reasonable efforts to manufacture and supply the Products hereunder in accordance with such specifications.

     2.2  Trademark.  During the term of this Agreement, Synbiotics grants KPL
          ---------
a non-transferable, non-exclusive, royalty-free license (without right to sublicense) to use trademarks of Synbiotics solely to manufacture and/or supply the Products exclusively to Synbiotics pursuant to this Agreement.

     2.3  Quality Control.  KPL shall be responsible for performing quality
          ---------------
control and/or quality assurance with respect to the Products manufactured by KPL in accordance with its current procedures.

     2.4  Labeling.  KPL shall label the Products with the current label or one
          --------
to be provided by Synbiotics. Synbiotics shall abide by the rules and regulations of the USDA with respect to the labelling of the Products. During the term of this Agreement and for one year after this Agreement is terminated in accordance with its terms, Synbiotics shall indemnify, defend and hold harmless KPL from and against any Losses (as defined in Section 2.9 below) arising from or in connection with any failure of Synbiotics to provide proper warnings and instructions on its literature and labels which will be in compliance with all state, federal and local laws. Synbiotics shall bear all costs of printing its labels, which shall not be modified, removed or replaced without the express consent of Synbiotics. Synbiotics shall bear all costs of other marketing materials and associated expenses.

     2.5  Inspection Rights.  Synbiotics shall have the right, upon reasonable
          -----------------
written notice to KPL and at mutually convenient times, to enter upon KPL's facilities in order to physically inspect and test any of the Products prior to shipment by KPL. In addition, Synbiotics shall also have the right, upon reasonable notice to KPL, to have one or more designated employees of Synbiotics present as an observer in KPL's facilities during the manufacture of any of the Products.

     2.6  Warranty.  KPL warrants that the Products shall be free of defects in
          --------
material and workmanship at the time of shipment of the Products. The sole remedy of Synbiotics for breach of the above warranty shall be the return of the defective Product at Synbiotics' sole expense. If such Product is found defective, KPL, at KPL's sole option, shall repair or replace such Product. Notwithstanding the foregoing, no warranty, express or implied, shall extend to any Product that has been subjected to misuse, neglect, accident, or improper storage or installation or that has been repaired, modified or altered by any person or entity other than KPL. No course of dealing or usages of trade or course of performance may be used to supplement or explain the terms of this warranty or the obligations and rights of the parties hereto. If the warranty herein be altered, enlarged or changed by any distributor, dealer or other person whatsoever then Synbiotics assumes the responsibility for the additional altered terms. Nothing contained in this Section 2.6 shall in any way limit the scope of KPL's indemnification obligation, as set forth in Section 2.9 hereof.

     2.7  Disclaimers.  THE EXPRESS WARRANTY SET FORTH IN SECTION 2.6 OF THIS
          -----------
AGREEMENT IS IN LIEU OF, AND SYNBIOTICS HEREBY EXPRESSLY WAIVES, ALL OTHER GUARANTEES AND WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL SUCH OTHER WARRANTIES ARE HEREBY DISCLAIMED AND EXCLUDED BY KPL. IN NO EVENT SHALL KPL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE SALE OR USE OF ANY PRODUCT, WHETHER BASED ON BREACH OF WARRANTY OR ON CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, WHETHER OR NOT KPL SHALL HAVE BEEN ADVISED AS TO THE POSSIBILITY OR REASON FOR ANY SUCH POTENTIAL LOSS OR DAMAGE. THE SOLE AND EXCLUSIVE REMEDY FOR BREACH OF KPL'S WARRANTY OF THE PRODUCTS SHALL BE AS STATED IN SECTION 2.6 HEREOF. IN ALL OTHER CASES KPL'S SOLE AND EXCLUSIVE LIABILITY WITH RESPECT TO ANY MATTER ARISING FROM OR CONNECTED WITH THE SALE OR USE OF ANY PRODUCTS, OR KPL'S PERFORMANCE UNDER THIS AGREEMENT, WHETHER BASED ON BREACH OF WARRANTY OR ON CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, SHALL NOT EXCEED THE ORIGINAL COST TO SYNBIOTICS OF THE PRODUCTS SOLD OR PROVIDED TO SYNBIOTICS, NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NOTHING CONTAINED IN THIS SECTION SHALL IN ANYWAY LIMIT THE SCOPE OF KPL'S INDEMNIFICATION OBLIGATION, AS SET FORTH IN SECTION 2.9 HEREOF.

     2.8  License of Equipment.  During the term of this Agreement, Synbiotics
          --------------------
grants KPL a license to use the Dynex Plate Making/Casting Machine, Serial Number 1023 (the "Equipment"). During the term of this Agreement, KPL shall, at its own expense, (a) keep the Equipment in a suitable environment as specified by the Equipment's manufacturer, and in good condition and working order, ordinary wear and tear excepted; (b) maintain insurance with an insurer having a "Best Policyholders" rating of B+ or better covering loss of or damage to the Equipment with a $1,000 deductible per occurrence; and (c) shall maintain commercial general liability insurance, in the amount of at least $1,000,000, or more for each occurrence, with an insured having a "Best Policyholders" rating of B+ or better. Each policy required by this Section 2.8 shall name Synbiotics as an additional insured and shall contain a clause requiring the insured to provide thirty (30) days' prior written notice of the cancellation or any material alteration to the terms of such policy. KPL shall furnish to Synbiotics, upon request, reasonable evidence that all insurance required by this Section 2.8 is in effect. During the term of this Agreement, KPL shall not make any material alteration or modification to the Equipment without Synbiotics' prior written consent, which consent shall not be unreasonably withheld. Upon the termination or expiration of this Agreement, KPL shall deliver the Equipment to Synbiotics, at Synbiotics' sole cost and expense, in accordance with written instructions provided to KPL by Synbiotics.

          2.9  Indemnity. During the term of this Agreement and for two years
               ---------
after this Agreement is terminated in accordance with its terms, Synbiotics shall defend, indemnify and hold harmless KPL from and against any and all liabilities, damages, losses, obligations, costs and expenses, including attorney's fees (collectively, a "Loss") that KPL may incur in connection with a claim for damage to or loss of tangible personal property, breach of warranty, or for bodily injury, sustained by any customer or user or other person or entity (collectively, "Damage") if or where the Damage is caused by or arises in connection with (a) improper use of Products, (b) improper disposal of Products,
(c) unauthorized modification of Products, (d) Synbiotics' fault or negligence,
(e) any warranties, representations or agreements (other than those based on KPL's warranty or some other term of this Agreement) made by Synbiotics or its agents in connection with sales of Products; (f) a breach by KPL of the warranty in Section 2.6 hereof, or (g) KPL's failure to ship or otherwise provide Products in a timely manner. During the term of this Agreement and for two years after this Agreement is terminated in accordance with its terms, KPL shall defend, indemnify and hold harmless Synbiotics from and against any and all Losses that Synbiotics may incur in connection with a claim for Damage if such a Damage is directly caused by the operation of the Equipment by KPL or (b) third party claims arising from the failure of KPL to produce or package a Product in accordance with the applicable outline guide for the production of such Product; provided, however that nothing set forth in this Section 2.9 shall be construed as imposing any liability on KPL, whether pursuant to this Section 2.9 or otherwise, for any Damage caused by the sale, distribution, use or misuse of a Product.

          2.10 Notice of Claims. In the event that KPL shall receive a claim or
               ----------------
notice of a claim alleging Damage that is subject, in whole or in part, to Synbiotics' obligation to defend, indemnify and hold harmless as set forth in
Section 2.8, KPL shall give Synbiotics written notice within 10 business days after receipt of the claim or notice of the claim. KPL shall cooperate with Synbiotics in every reasonable manner in the defense of such claim.

                          ARTICLE 3:  TRANSITION PLAN
                          ---------------------------

          KPL and Synbiotics shall each use commercially reasonable efforts, and shall cooperate with each other, to implement the transition plan set forth at Exhibit C attached
---------
hereto, which is intended to effect an orderly transfer of the manufacturing of the Products to Synbiotics within twelve months after the closing of the transactions under the Purchase Agreement.

                     ARTICLE 4:  PRICES AND PAYMENT TERMS
                     ------------------------------------

          Synbiotics shall pay KPL for the Products in accordance with the pricing schedule set forth in Exhibit D attached hereto. All amounts required
                              ---------
to be paid hereunder shall be paid in U.S. Dollars by check or wire transfer within thirty (30) days after the invoice date. Such prices do not include any applicable sales, use, value-added, excise, withholding and/or other taxes (except income taxes imposed on KPL), custom duties, fees, freight, insurance, handling, shipping and delivery charges, all of which shall be the responsibility of and shall be paid by Synbiotics. All title and risk of loss or damage to or delay of the Products shall pass to Synbiotics upon their delivery to the common carrier or other agent or other person designated by Synbiotics at or near KPL's manufacturing or warehousing facility in Gaithersburg, MD. Shipping arrangements from such facility shall be at Synbiotics' instructions and expense.

                               ARTICLE 5:  TERM
                               ----------------

          This Agreement shall terminate on the earlier of (i) 120 days after written notice from Synbiotics to KPL to the effect that Synbiotics has decided to assume responsibility for manufacturing of the Products or (ii) one year after the closing of the transactions under the Purchase Agreement. This Agreement may be renewed for successive ninety-day terms with the mutual written consent of the parties. The parties understand and agree that for each Product being manufactured by KPL under this Agreement, upon the completion of the transfer of manufacturing for such Product, KPL shall have no further obligations to manufacture such Product.


                       ARTICLE 6:  PURCHASE OF INVENTORY
                       ---------------------------------

          6.1  Inventory.  Except as set forth in Section 6.1 with respect to
               ---------
raw materials, upon termination of this Agreement, Synbiotics will purchase any or all of the principal components and packaging, supplies, and Products in KPL's possession that are related exclusively to the Products (the "Inventory"). Synbiotics shall pay KPL an amount equal to KPL's costs for any such Inventory. Notwithstanding the foregoing, Synbiotics shall not be required to purchase any inventory that is damaged, obsolete or unmarketable due to a prohibition on marketing such inventory by the USDA.

          6.2  Raw Materials.  After the Closing (as defined in the Purchase
               -------------
Agreement), Synbiotics shall sell to KPL the raw materials included within the Purchased Assets being sold to Synbiotics pursuant to the Purchase Agreement for a purchase price $352,780.27. The parties acknowledge and agree that notwithstanding such sale, KPL shall be entitled to use such raw materials to produce the Products pursuant to this Agreement. KPL shall credit the amount of $352,780.27 to Synbiotics ratably over 12 months from the Closing with the balance of such amount credited to KPL upon the termination of this Agreement. Upon the termination or expiration of this Agreement, Synbiotics shall purchase all remaining inventories of such raw materials at KPL's cost.

                           ARTICLE 7:  FORCE MAJEURE
                           -------------------------

          If the performance of this Agreement or of any obligation hereunder is prevented, restricted or interfered with by reason of any cause beyond the reasonable control of the affected party, the party so affected upon prompt notice to the other party shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the
                                                 --------  -------
party so affected shall use commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.



                  ARTICLE 8:  RELATIONSHIP AND OTHER MATTERS
                  ------------------------------------------

          8.1  Relationship. During the term of this Agreement, the only
               ------------
relationship between the parties shall be as independent contractors. Except as expressly set forth herein, neither party is authorized to, or shall undertake to bind the other party in any way by any warranty, agreement, contract, representation or order, whether in the name of Synbiotics or KPL or otherwise, nor shall either party refer to or use the other's name alone or in any combination with any other words or names, in any manner or connection whatsoever, including in any publication, article, or any form of advertising or publicity, except with the consent of the other party and except where required by any Governmental Authority and then only to the extent so required.

          8.2  No Restriction. This Agreement does not restrict KPL's right
               --------------
during or after the term of this Agreement to distribute or sell components that may be used in the Products, including but not limited to, antibodies, substrates, buffers and solutions to any customers or distributors of KPL for research or re-manufacture as contemplated under the Non-Competition Agreement of even date herewith between Seller and Buyer.

                     ARTICLE 9:  ASSIGNMENT AND DELEGATION
                     -------------------------------------

          Neither of the parties shall be entitled to transfer or assign or delegate, partially or entirely, any of its rights or obligations under this Agreement to another without the prior written consent of the other party; provided that either party may assign this Agreement without such consent in connection with a merger or consolidation with an unrelated third party or transfer to an unrelated third party of all or substantially all of such party's assets. No assignment requiring consent hereunder shall be effective until the assignee agrees in writing with the other party to be bound by and to perform all of the obligations of its assignor under this Agreement, nor shall the assignor be released from its obligations hereunder, by virtue of such assignment or otherwise, unless the non-assigning party expressly consents in writing to such release.

                          ARTICLE 10:  MISCELLANEOUS
                          --------------------------

          10.1 Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given when delivered personally, or transmitted by telecopier, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, postage prepaid, on the date shown on the receipt therefore, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to KPL:

               Kirkegaard & Perry Laboratories, Inc.
               2 Cessna Court
               Gaitersburg, MD  20879
               Attention:  Albert Perry, President
               Fax:  (301) 948-9442

          with a copy (which shall not constitute notice) to:

               Hogan & Hartson LLP
               555 Thirteenth Street, N.W.
               Washington, D.C. 20004
               Attention:  Robert J. Waldman
               Telephone No.: 202-637-5670
               Facsimile No.:  202-637-5910

          If to Synbiotics:

               Synbiotics Corporation
               11011 Via Frontera
               San Diego, CA  92127
               Attention:
               Fax:  (619) 451-5719

               with a copy (which shall not constitute notice) to:

               Brobeck, Phleger & Harrison LLP
               12390 El Camino Real
               San Diego, California 92130
               Attention:  Hayden Trubitt, Esq.
               Fax:  (858) 720-2555

          10.2 Severability. The invalidity or unenforceability of any provision
               ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          10.3 Entire Agreement. This Agreement (with its Exhibits), together
               ----------------
with the Purchase Agreement with its Exhibits, contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any and all previous oral or written agreements and understandings between the parties hereto with respect to those matters. No provision of this Agreement shall create any rights or benefits in favor of any person or entity other than KPL and Synbiotics.

          10.4 Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Maryland, without giving effect to principles of conflicts of law. This Agreement shall be interpreted as having been drafted jointly by both parties hereto and shall not be more strictly construed against either party.

          10.5 Good Faith and Dealing Clauses. In entering into this Agreement,
               ------------------------------
the parties hereto recognize that it is impracticable to make provision for every contingency which may arise during the term of this Agreement and the parties declare it to be their intention to exercise good faith and fair dealing under this Agreement. If during the term of this Agreement a situation arises that is beyond the reasonable control of either party and that is not covered by any other provisions under this Agreement and if such situation results in a material disadvantage to one party and a corresponding material advantage to the other party, then at the request of either party the parties shall promptly consult with a view towards reaching a mutually acceptable agreement dealing with such situation.

          10.6 Amendments, Waivers, etc. This Agreement may be amended,
               ------------------------
supplemented or modified, and any provision hereof may be waived, only pursuant to written instrument making specific reference to this Agreement signed by each of the parties hereto.

          10.7 Waiver. The failure or delay of either party to exercise or
               ------
enforce any right hereunder, including termination for breach or default, shall not be deemed to be a waiver of the right for that or any other subsequent breach or default or for the persistence in a breach or default of a continuing nature.

          10.8 Counterparts. This Agreement may be executed and delivered in one
               ------------
or more counterparts, each of which shall be deemed an original hereof, and all of which together shall constitute one and the same instrument.

          10.9 Language; Headings. The official language of this Agreement is
               ------------------
the English language and all notices and other written materials pertaining to this Agreement shall be maintained and delivered in the English language. Any translation of this Agreement shall be at Synbiotics' expense and solely for its information or use, and such translation shall not govern the rights of the parties under this Agreement. The headings set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect. All references to Sections or Exhibits are references to the Sections and Exhibits to this Agreement.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives, as of the day and year first above written.

                              KIRKEGAARD & PERRY LABORATORIES, INC.



                              By:   /s/ Albert Perry
                                    ----------------
                                    Name:  Albert Perry
                                    Title:  President


                              SYNBIOTICS CORPORATION



                              By:   /s/ Michael Green
                                    -----------------
                                    Name: Michael Green
                                    Title:  Vice President - Finance

                                   EXHIBIT A

                                   Products
                                   --------

Catalog Number          Poultry Elisa Kit                      Tests Per Kit
--------------  ---------------------------------              -------------

  54-90-01      Infectious Bursal disease Plus (IBD+)               450
  54-81-01      Infectious bursal Disease (IBD)                     900
  54-82-01      Infectious Bronchitis Virus (IBV)                   900
  54-83-01      Newcastle Disease Virus (NDV)                       900
  54-84-01      Avian Reovirus (REO)                                900
  54-87-05      MG/MS Combination                                   900*
                *Kit contains 450 tests for each agent
  54-86-01      Avian Encephalomyelitis Virus (AE)                  900
  54-93-01      Infectious laryngotracheitis (LT)                   900
  54-95-01      Avian Leukosis virus (ALV), antigent detection      900
  54-77-01      Pasteurella multocida (PM)                          900
  54-87-06      AE-IBV-IBD-NDV-REO Combination                      900*
                *Kit contains 450 tests for each agent
  54-85-01      Mycoplasma gallisepticum (MG)                       900
  54-96-01      Mycoplasma synoviae (MS)                            900
  54-78-01      Avian Influenza Virus               (AIV)           900
  54-80-01      Chicken Anemia Virus (CAV)                          450
  54-88-01      Avian Leukosis Virus, subgroup J (ALV-J)            450
  54-99-01      Hemorrhagic Enteritis Virus (HEV)                   900
  54-72-01      Bordetella avium (BA)                               900
  54-89-01      Pasteurella nultocida (PM)                          900
  54-92-01      New Castle Disease Virus (NDV)                      900
  54-94-01      Mycoplasma gallisepticum (MG)                       900
  54-97-01      Mycoplasma synoviae (MS)                            900
  54-98-01      Mycoplasma meleagridis (MM)                         900
  454-9199      Broad Spectrum Salmonella                            40
  454-9194      Group-D Salmonella                                   40
  454-9293      Campylobactor Species                                40
  454-9590      E-Coli 0157                                          40

                                  EXHIBIT B-1

                               Purchased Assets


          The Purchased Assets include all right, title, and interest of Seller in and to the personal properties, assets, goodwill and rights of Seller set forth on this Exhibit B-1 that are owned by, or licensed to, the Seller as of the Closing and used, held for use or intended to be used primarily in the operation or conduct of the Poultry Diagnostic Business, including the following (but excluding the types of assets described in paragraph (a) of Schedule 2.7 of the Seller's Disclosure Schedule and Seller's Tetramethyl benzidene precipitating substrate, goat anti- E. coli IgG, goat anti-Salmonella IgG, goat anti-Camplybacter IgG, and their enzyme conjugates):


          (a) Dynex Plate Making/Casting machine, Serial Number 1023;

          (b) copies of all books, customer lists and records, inspection records, distributor lists and records, research records relating to poultry and turkey products and other business records pertaining to the Poultry Diagnostic Business and the Purchased Assets;


          (c) to the extent assignable, all Relevant Contracts, and all rights of Seller, whether now existing or hereafter arising, thereunder, including the benefit of all deposits given by Seller pursuant thereto, relating to the Poultry Diagnostic Business set forth in Schedule 1 to this Exhibit B-1;
                                                            ------------

          (d) all supplies, raw-materials, works in process, finished goods and materials used or consumed in the Poultry Diagnostic Business existing on the Closing Date;


          (e) all rights, title and interests in and to all products relating to the Poultry Diagnostic Business currently in development as of the Closing;


          (f) all rights to the trademark "PROFLOK", and the goodwill of the Poultry Diagnostic Business symbolized by such trademark name, including all United States Federal and state and all foreign registrations, extensions, renewals, applications for registrations of such or rights to register the same worldwide, used in connection with the Poultry Diagnostic Business, and set forth on Schedule 2 all licenses or consents to use with respect thereto, and any and all rights of enforcement with respect to the foregoing, including all rights worldwide to sue for the infringement or unauthorized use thereof (whether past, present or future) and the recovery of damages or royalties related thereto (collectively, the "Trademarks");

          (g) all technical information used in the Poultry Diagnostic Business (including, for example, invention disclosures, trade secrets and know-how, assemblies and detail drawings, design manufacturing and assembling techniques and methods, design information, parts list, databases, computer software and documentation, source code listings, mask works, technical data, user, operation and maintenance manuals, servicing and installation instructions relating to manufacturing processes and apperati, design and production processes, test and inspection techniques and procedures, material handling techniques, inspection methods and standards used in the Poultry Diagnostic Business) and set forth in the Outlines of Production attached as Exhibit B of the Manufacturing Agreement, and all trade secret rights arising under the common law, state or federal law or the laws of any foreign country, and the unencumbered right to exercise all such rights in all media and by any manner and means now known or hereafter devised, and any and all rights to register, patent or secure protection of such, and all rights of action and claims for damages and benefits arising from past, present and future infringements of such trade secret rights together with the right to sue for and in the name of Buyer and to collect the same for Buyer's use, all throughout the world for the legal duration thereof, including, without limitation, those set forth in Section 2.12 of the Seller's Disclosure Schedule (collectively, the "Trade Secrets");

          (h) all right, title and interest in and to the ProFILE software licensed to Seller pursuant to the Consulting Services Agreement, dated between Seller and Innov Corporation (the "Software" and together with the Trade Marks and Trade Secrets, the "Transferred Intellectual Property"); and

          (i) all of Seller's marketing literature relating to the Poultry Diagnostic Business in Seller's possession on the Closing Date.

                                     B-1-2

                                  Schedule 1
                                  ----------

(a) Distributor Agreements

(i) Written Distributor Agreements

Distributor                      Expiration
Agricultural Development         January 1998
Avenida & Associates Inc.        August 31, 1994
BTI                              March 15, 1992
Chem-East                        January 2001
Egytech                          August 1, 2003
FELCO                            N/A
Golbid Co. Ltd.                  January 1998
                                 (EMBARGO)
Hester Pharmaceuticals           August 31, 2000
Intertech (formerly Biovida)     December 31, 1998
La Ensenada                      N/A
LSI                              January 1998
Maya Laboratuar, Ltd.            January 27, 1999
Merial (formerly ISBI)           December 31, 1998
Modern Agropharmaceuticals       January 1, 2001
Est
Nippon Biological                June 30, 1999
Seravian, S. L.                  March 31, 2000
Tseng Hsiang Life Sciences       N/A
Ward Medic Limited               August 31, 1994
Veterquimica                     N/A
                                 N/A

(ii) Any written Distributor arrangements entered into by Seller, on the one hand, and:

     AgroBio Tek Laboratorios;
     Bio Diagnostics SND. BHD.;
     Bio-Mediq DPC;
     Carval De Colombia;
     Fort Dodge Animal Health;
     Korman Biotech (terminated);
     Productos Quimicos Magiar SA;
     PT Satwa Jawa Jaya; or
     Rhenium Ltd., on the other hand,

     if, and only if, Seller provides Buyer with a copy of any such written Distributor arrangement to Buyer on or before May 18, 2000.

                                     B-1-3

Notwithstanding the foregoing, Seller is not assigning and Buyer is not assuming any oral contracts by and between Seller, on the one hand, and any of the parties listed in the prior sentence.

     (b)  License Agreements

------------------------------------------------------------------------------------------------------------
                       Licensor                                       Subject Matter of License
------------------------------------------------------------------------------------------------------------
Univ. of Maryland                                        IBDV e/Del Recombinant C12
------------------------------------------------------------------------------------------------------------
Univ. of Maryland                                        CAV - Monoclone, R25 Cell Line, R63 and mab 8
------------------------------------------------------------------------------------------------------------
Univ. of Maryland                                        R63  and mab 8
------------------------------------------------------------------------------------------------------------
Univ. of Maryland                                        Influenza Group A Specific Monoclonal Antibodies:
                                                         LS-98-070
------------------------------------------------------------------------------------------------------------
USDA                                                     Avian Leukosis Virus Subgroup J Envelope Gene
------------------------------------------------------------------------------------------------------------
Veterinary Infectious Disease Organization               Hybridoma Cell Line (15 G 4)
------------------------------------------------------------------------------------------------------------

     (c)  Software - Innov Agreement.

                                     B-1-4

                                  Schedule 2
                                  ----------

                                  Trademarks


Country           Registration No.  Effective Date  Expiration Date
-------           ----------------  --------------  ---------------

United States     No. 1,561,761         10/24/1989       10/24/2009
France            No. 1,148,880          3/16/1989        3/16/2009
Benelux           No. 462,552            3/11/1999        4/18/2009
United Kingdom    No 1,368,834          12/12/1995       12/12/2005
Portugal          No. 255,395           10/20/1992       10/20/2002
Spain             No. 1,315,229           6/5/1991         6/5/2011

                                     B-1-5

                                  EXHIBIT B-2

                              Assumed Liabilities

          The Assumed Liabilities shall include any and all debts, liabilities, assessments, losses, damages, costs, expenses or other obligations (including all debts, liabilities, assessments, losses, damages, costs, expenses or other obligations owing to trade creditors) related to the Purchased Assets, arising on or after the Closing Date, including but not limited to (a) customer claims for Products sold after the Closing (b) the remaining license fees due under the Innov Agreement.

                                  EXHIBIT B-3
                                  -----------

                             Retained Liabilities

The Retained Liabilities shall include:

          (a) all liabilities of Seller that would be reflected on a balance sheet prepared as of the Closing prepaid in accordance with generally accepted accounting principles, except as included in the Assumed Liabilities;

          (b) al1 contingent liabilities of Seller existing on the Closing Date other than Assumed Liabilities, which shall include customer claims for products of the Poultry Diagnostic Business sold by Seller prior to the Closing;

          (c) all damages and liabilities with respect to employees, former employees or retirees of Seller arising on or prior to the Closing Date;

          (d) all liabilities of Seller existing on the Closing Date other than Assumed Liabilities; and

          (e) any liabilities arising out of a breach of a written distribution agreement between Seller, on the one hand and any of the following, on the other hand, (i) BioMedig DPC, (ii) Carval De Colombia, (iii) Fort Dodge Animal Health,
(iv) Korman Biotech, (v) Productos Quimicos Magiar SA, (vi) PT Satwa Jawa Jaya,
(vii) Rheniurn Ltd., (vii) Bio Diagnostics SND.BHD, and (ix) AgroBio Tek Laboratories, to the extent any such written agreement exists on the date hereof and such breach arises out of actions or inactions occurring on or prior to the earlier of (a) the date any such written agreement is delivered to Buyer or (b) May 18, 2000.

                                   EXHIBIT C
                                   ---------



                            SECURED PROMISSORY NOTE



$1,000,000                                             As of April 18, 2000
                                                       Washington, D.C.

     FOR VALUE RECEIVED, SYNBIOTICS CORPORATION, a Delaware corporation (the "Maker"), promises to pay to the order of KIRKEGAARD & PERRY LABORATORIES, INC., a Maryland corporation (the "Holder"), at, or at such other place as the Holder may from time to time designate, the aggregate principal amount of $1,000,000. Said principal shall be due and payable as follows:

             Amount Due                         Payment Due Date
             ----------                         ----------------

              $800,000 Upon the earlier of (i) the completion of the transfer of the manufacturing of the Products as defined in the Transitional Manufacturing and Supply Agreement of even date herewith, by and between Holder and Maker (the "Manufacturing Agreement") from Holder to Maker in accordance with the terms of the Manufacturing Agreement or (ii) April 18, 2001.

              $200,000 Upon the earlier of (i) the completion of the transfer of the manufacturing of the Products as defined in the Manufacturing Agreement from Holder to Maker in accordance with the terms of the Manufacturing Agreement or (ii) July 18, 2001.

All payments hereunder shall be made in lawful money of the United States of America.

     The unpaid principal amount of this Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all accrued but unpaid interest and other amounts accrued hereunder, if any, on the date of any such prepayment, and the balance of any such prepayment shall be applied to installments of principal payable hereunder in the order of maturity.

          This Note evidences the obligation of the Maker to the Holder pursuant to Section 1.4 of the Asset Purchase Agreement, dated as of April 18, 2000,
   -----------
between Maker and Holder (the "Agreement"), and is secured by a Security Agreement of even date herewith, between Maker and Holder (the "Security Agreement"), encumbering certain assets of Maker. The Holder is entitled to the benefits of the Security Agreement, and reference is made to the

Security Agreement for a description of the collateral and the rights and remedies of the Holder thereunder. Neither the reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof when due.

          The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder: (i) failure to pay, when due, the principal or any other sum payable hereunder, and continuance of such failure for five (5) business days after the date on which such principal, or other sum is due (whether upon maturity hereof, upon any installment payment day, upon acceleration, or otherwise); (ii) an event of default by Maker under the Security Agreement; (iii) an event of default by Maker under the Manufacturing Agreement; or (iv) an event of default by Maker under the Royalty Agreement. Upon the occurrence of any Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, shall be accelerated, and shall be immediately due and payable, at the option of the Holder, without demand or notice with respect to an Event of Default specified in clause (i) of this Agreement, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

          In the event that the principal amount hereof, or any other sum due hereunder, is not paid when due and payable, the whole of the unpaid principal amount evidenced hereby and all unpaid sums due hereunder shall, from the date when such payment was due and payable until the date of payment in full thereof, bear interest at the interest rate announced by The Wall Street Journal as the "prime" lending rate charged by major financial institutions (the "Prime Rate") plus two percent (2%), which rate shall commence, without notice, immediately upon the date when said payment was due and payable. Should The Wall Street Journal cease publishing the Prime Rate, an alternate index of similar nature will be selected by the Maker and the Holder.

          The Maker promises to pay all reasonable costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof, and to perform each and every obligation to be performed by the Maker under this Note.

          Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

          Each Obligor (which term shall include the Maker and all makers, sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against Obligor is expressly waived.

          No single or partial exercise by the Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

          This Note and all agreements between the Maker and the Holder relating hereto are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of money hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be
                                           ----------
fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Holder shall ever receive interest, or anything which might be deemed interest under applicable law, which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to the Maker. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of the Maker to the Holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all other agreements between the Maker and the Holder.

          Whenever used herein, the words "Maker" and "Holder" and "Obligor" shall be deemed to include their respective successors and assigns.

          This Note shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

          IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered in its name and on its behalf on its behalf as of the day and year first hereinabove set forth.

                                 SYNBIOTICS CORPORATION

ATTEST:

/s/ Paul Rosinack                By: /s/ Kenneth M. Cohen
-----------------                    --------------------
                                     Name:  Kenneth M. Cohen
                                     Title: President and CEO

                                   EXHIBIT D
                                   ---------

                              SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated as of April 18, 2000 (this "Agreement"), is made by and between SYNBIOTICS CORPORATION, a California corporation ("Synbiotics"), and KIRKEGAARD & PERRY LABORATORIES, INC., a Maryland corporation ("Secured Party").

     WHEREAS, pursuant to an Asset Purchase Agreement of even date herewith, by and between Synbiotics and the Secured Party (the "Purchase Agreement"), Synbiotics has agreed to purchase the Purchased Assets (as defined in the Purchase Agreement) from the Secured Party for a Purchase Price (as defined in the Purchase Agreement), which Purchase Price includes a payment by Borrower to the Secured Party in the aggregate amount of $1,000,000 pursuant to the Note (as defined below);

     WHEREAS, as a condition to the closing under the Purchase Agreement, Synbiotics has agreed to secure the payment and performance of its obligations to the Secured Party pursuant to this Agreement and the Secured Promissory Note, dated of even date herewith, made by the Buyer and payable to the Secured Party in the original principal amount of $1,000,000 (the "Note");

     NOW THEREFORE, in consideration of the foregoing, the covenants and agreements herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1  Defined Terms.  Unless otherwise defined herein, the
                  -------------
capitalized terms used in this Agreement shall have the meanings assigned to such terms as stated below:

          (a) "Affiliate" shall mean, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 5% or more of the voting stock of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.

          (b) "Collateral" shall mean those assets of the Synbiotics in which the Secured Party shall have a perfected security interest, as described in
Section 2.1 herein.
-----------

          (c) "Event of Default" shall have the meaning specified in Section 4.1
                                                                     -----------
hereof.

          (d) "Lien" shall mean and include any lien, mortgage, security interest, pledge, charge, equity, encumbrance or right of any kind whatsoever.

          (e) "Repayment Amount" shall mean the unpaid principal amount of the Note and all other amounts due thereunder.

                                   ARTICLE 2
                               SECURITY INTEREST

     Section 2.1  Security.  As security for the prompt and full payment of the
                  --------
Note and the performance by Synbiotics of all other obligations to the Secured Party under the Note and this Agreement, whether now in existence or hereafter created and whether primary, secondary, direct, contingent or otherwise, Synbiotics hereby pledges, assigns and grants to the Secured Party a valid, binding, enforceable, perfected, exclusive continuing first priority security interest in all of Synbiotics' right, title and interest in and to the property of Synbiotics listed on Exhibit A.
                        ---------


          All of the property and interests in property described in Exhibit A
                                                                     ---------
and all other property and interests in personal property which shall, from time to time, secure the Secured Obligations are herein collectively referred to as the "Collateral".

     Section 2.2  Rights of Secured Party.  Synbiotics agrees that with respect
                  -----------------------
to the Collateral, the Secured Party shall have all of the rights and remedies of a secured party under any applicable laws.

                                   ARTICLE 3
                           MONITORING OF COLLATERAL

     Section 3.1  Inspection of Records.  The Secured Party shall have the
                  ---------------------
right, upon reasonable prior notice to Synbiotics, to call at Synbiotics' places of business during regular business hours, before or after an Event of Default, and without hindrance or delay, to audit, inspect, verify, check and make extracts or photocopies from the records of Synbiotics relating to the Collateral and other data relating to the Collateral.

     Section 3.2  Notice of Events Affecting Collateral.  Synbiotics,
                  --------------------------------------
immediately upon learning thereof, shall report to the Secured Party all matters materially affecting the value, enforceability or collectibility of any of the Collateral.

                                   ARTICLE 4
                        EVENTS OF DEFAULT; TERMINATION

     Section 4.1  Events of Default.  If any of the following events shall occur
                  -----------------
(each an "Event of Default"), the Secured Party shall be entitled to exercise its rights and remedies under Article 5 of this Agreement:

          (a) The occurrence of any Event of Default under the Note;

          (b) The occurrence of any event of default by Synbiotics under the Transitional Manufacturing and Supply Agreement of even date herewith, by and between Synbiotics and Secured Party ("Manufacturing Agreement");

          (c) Synbiotics shall fail to make any payments when due as provided for in the Royalty Agreement of even date herewith, between Synbiotics and Secured Party ("Royalty Agreement"), unless otherwise suspended by the term of such agreement;

          (d) Synbiotics shall breach or fail to perform any of the obligations set forth in this Agreement which breach or failure is not cured within 15 calendar days after notice thereof from the Secured Party to Synbiotics;

          (e) Any Lien created on the property encumbered hereby shall cease to be a valid and enforceable perfected first priority security interest in favor of the Secured Party, or Synbiotics shall so assert in writing or any of the Collateral shall be or become subject to any non-statutory Lien that has priority over the Liens granted to the Secured Party hereunder; or

          (f) Any event or condition shall occur and be continuing for more than 15 calendar days which causes, or which permits any lender to Synbiotics, to declare, any material indebtedness of Synbiotics for money borrowed to become due and payable prior to its scheduled maturity date.

     Section 4.2  Termination of Agreement.  This Agreement shall be terminated
                  ------------------------
and Synbiotics shall be released from liability hereunder upon the full and final payment to the Secured Party of all amounts owed to the Secured Party (including, but not limited to, the Repayment Amount) and the performance of all other obligations secured hereby.

                                   ARTICLE 5
                 RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

     Section 5.1  Secured Party's Specific Rights and Remedies.  In addition to
                  --------------------------------------------
all other rights and remedies provided by law or under the Note, the Secured Party, upon the occurrence of any Event of Default, may:

          (a) Foreclose or enforce all or any security interests, liens, assignments, or pledges created by this Agreement or in the Note;

          (b) File suit against Synbiotics;

          (c) Seek specific performance or injunctive relief to enforce performance of the undertakings, duties and agreements provided herein, whether or not a remedy at law exists or is adequate; and

          (d) Exercise any rights of a secured creditor under the Uniform Commercial Code, as adopted and amended in Maryland, including the right to take possession of the Collateral without the use of judicial process or hearing of any kind.

     Section 5.2  Remedies Cumulative.  The rights and remedies provided in this
                  -------------------
Agreement and the Note, or otherwise under applicable laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

     Section 5.3  Obligations Are Unconditional.  The payment and performance of
                  -----------------------------
the obligations hereunder or secured hereby shall be the absolute and unconditional duty and obligation of Synbiotics, and, except as otherwise provided for in the Royalty Agreement or the Manufacturing Agreement, shall be independent of any defense or any rights of set-off, recoupment or counterclaim which Synbiotics might otherwise have against the Secured Party, and, except as otherwise provided for in the Royalty Agreement or the Manufacturing Agreement, Synbiotics shall pay absolutely all payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the obligations hereunder or secured hereby have been fully paid and performed, Synbiotics (a) shall not suspend or discontinue any payments provided for in the Note and except as otherwise provided for in the Royalty Agreement or the Manufacturing Agreement, (b) shall perform and observe all of Synbiotics' obligations contained herein, and (c) shall not terminate or attempt to terminate this Agreement for any cause.

                                   ARTICLE 6
                                 MISCELLANEOUS

     Section 6.1  Exercise of Rights.  No failure or delay on the part of the
                  ------------------
Secured Party to exercise any right, power or privilege under this Agreement and no course of dealing between Synbiotics and the Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the extent permitted by law, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Secured Party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand. In the event that the consent of the Secured Party is required under the terms hereof, it is understood and agreed that except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by the Secured Party in its absolute discretion.

     Section 6.2  Amendment and Waiver.  This Agreement may not be amended,
                  --------------------
waived, supplemented, restated, or otherwise modified without the prior consent of Synbiotics and the Secured Party.

     Section 6.3  Indemnification.
                  ---------------

          (a) Synbiotics agrees to pay, and to hold the Secured Party harmless from all liability for, any stamp taxes imposed by future changes in law (including interest, penalties and fees) which may be payable in connection with this Agreement or any modification of any of the foregoing.

          (b) Synbiotics shall (i) indemnify and hold harmless the Secured Party and its directors, officers, employees and Affiliates from and against all losses, claims, damages, expenses or liabilities to which the Secured Party or such director, officer, employee or Affiliate may become subject insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) are caused by or result from any errors or omissions of Borrower under this Agreement and (ii) reimburse the Secured Party and its directors, officers, employees or Affiliates, upon their demand, for any reasonable legal or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided,
                                                                    --------
however, that Synbiotics shall not be required to indemnify the Secured Party
-------
for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of such person or entity. If any action is brought against the Secured Party or any other person indemnified or intended to be indemnified pursuant to this

Section 6.3(b), Synbiotics shall, if requested by the Secured Party or any such
--------------
indemnified person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the person or persons indemnified or intended to be indemnified. Each indemnified person shall, unless the Secured Party or other indemnified person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or staff counsel) to investigate and control the defense of any other matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of Synbiotics.

               (c) All obligations provided for in Sections 6.3(a) and (b)
                                                   -----------------------
     herein shall survive any termination of this Agreement.

     Section 6.4  Successors and Assigns.  This Agreement shall bind, and the
                  ----------------------
benefits hereof shall inure to, Synbiotics and the Secured Party and their respective successors and assigns; provided that neither may transfer or assign
                                   --------
any or all of its rights and obligations hereunder without the prior written consent of the other party.

     Section 6.5  Notices, Requests, Demands.  Except where telephonic
                  --------------------------
instruction or notices are expressly authorized herein to be given, all notices, demands, instructions, requests, consents and other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with Section 11.5 of the Purchase Agreement.
                ------------

     Section 6.6  Counterparts:  Description Headings.
                  -----------------------------------

               (a) This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

          (b) The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 6.7   Governing Law.  This Agreement and the rights and obligations
                   -------------
of the parties under this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland without reference to its conflict of laws provisions.

     Section 6.8   Jurisdiction, Waiver of Jury and Bond. Each of Synbiotics and
                   -------------------------------------
the Secured Party hereby irrevocably waives trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Agreement or the Note or any of the transactions contemplated herein and therein or any assignment thereof. Each of the Secured Party and Borrower hereby agrees that the United States District Court for the District of Maryland or, at the option of the Secured Party, any court in which the Secured Party shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have jurisdiction to hear and determine any claims or disputes between Synbiotics and the Secured Party, pertaining directly or indirectly to this Agreement, the Note or any of the transactions contemplated herein and therein. Synbiotics expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agrees that service of such summons and complaint, or other process or papers may be made by mail or messenger directed to it at the address set forth in Section
                                                                     -------
11.5 of the Purchase Agreement and that service so made shall be deemed to be
----
completed upon the earlier of actual receipt of five (5) days after the same shall have been posted to Synbiotics' address. The Secured Party and Synbiotics acknowledge that the time and expense required for trial by jury exceed the time and expense required for a bench trial and hereby waive, to the extent permitted by law, trial by jury, and waive any bond or surety or security upon such bond which might, but for this waiver, be required of the Secured Party. Nothing contained in this Section 6.8 shall affect the right of the Secured Party to
                  -----------
serve legal process in any other manner permitted by law or affect the right of the Secured Party to bring any action or proceeding against Synbiotics or its property in the courts of any other jurisdiction to the extent necessary to enforce its liens against property located in such jurisdictions. Synbiotics waives any right it may have to claim or recover in any litigation referred to above any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

     Section 6.9   Severability.  In the event any provision of this Agreement
                   ------------
shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof or thereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Secure Party to pursue any other remedy available to it.

     Section 6.10  Entire Agreement.  This Agreement completely sets forth the
                   ----------------
agreements between the parties and fully supersedes all prior agreements, both written and oral, relating to all matters set forth herein.


                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first above written.


                                             SECURED PARTY:

                                             KIRKEGAARD & PERRY
                                             LABORATORIES, INC.

                                             By:  /s/ Albert Perry
                                                  ----------------
                                             Name:  Albert Perry
                                             Title:  President

                                             SYNBIOTICS:

                                             SYNBIOTICS CORPORATION

                                             By:  /s/ Michael Green
                                                  -----------------
                                             Name:  Michael Green
                                             Title:  Vice President - Finance

                                   EXHIBIT A

          The Collateral includes all of Debtor's right, title, and interest in and to the personal properties, assets, goodwill and rights of Debtor set forth on this Exhibit A that have been sold, assigned, or otherwise transferred to the
        ---------
Debtor by the Secured Party pursuant to the Asset Purchase Agreement, dated as of April 18, 2000, between Debtor and Secured Party (the "Purchase Agreement") and are owned by, or licensed to, the Debtor as of the date hereof including:

          (a) Dynex Plate Making/Casting machine, Serial Number 1023, together with all parts, alterations, attachments, additions, accessions, improvements, substitutions, replacements and accessions thereto;

          (b) copies of all books, customer lists and records, inspection records, distributor lists and records, research records relating to poultry and turkey products and other business records pertaining to Debtor's poultry diagnostic business and the Purchased Assets (as defined in the Purchase Agreement);

          (c) to the extent assignable, all contracts, and all rights of the Debtor, whether now existing or hereafter arising, thereunder, including the benefit of all deposits given by the Debtor pursuant thereto, relating to the Debtor's poultry diagnostic business, set forth in Schedule 1 to this Exhibit A;
                                                                      ---------

          (d) all of the Debtor's supplies, raw-materials, works in process, finished goods and materials used or consumed in the Debtor's poultry diagnostic business existing on the date hereof and all returned reclaimed or repossess goods, replacements and substitutions thereof;

          (e) all rights, title and interests in and to all products relating to the Debtor's poultry diagnostic business currently in development as of the date hereof;

          (f) all rights to the trademark "PROFLOK", and the goodwill of the Debtor's poultry diagnostic business symbolized by such trademark name, including all United States Federal and state and all foreign registrations, extensions, renewals, applications for registrations of such or rights to register the same worldwide, used in connection with Debtor's poultry diagnostic business, set forth on Schedule 2, all licenses or consents to use with respect thereto, and any and all rights of enforcement with respect to the foregoing, including all rights worldwide to sue for the infringement or unauthorized use thereof (whether past, present or future) and the recovery of damages or royalties related thereto;

          (g) all technical information used in the Debtor's poultry diagnostic business (including, for example, invention disclosures, trade secrets and know-how, assemblies and detail drawings, design manufacturing and assembling techniques and methods, design information, parts list, databases, computer software and documentation, source code listings, mask works, technical data, user, operation and maintenance manuals, servicing and installation instructions relating to manufacturing processes and apperati, design and production processes, test and inspection techniques and procedures, material handling techniques, inspection methods and standards used in the Debtor's poultry diagnostic business) and set forth in the Outlines of Production contained in Exhibit B to the Transitional Manufacturing and Supply Agreement of even date herewith, between Debtor and Secured Party, and all trade secret rights arising under the common law, state or federal law or the laws of any foreign country, and the unencumbered right to exercise all such rights in all media and by any manner and means now known or hereafter devised, and any and all rights to register, patent or secure protection of such, and all rights of action and claims for damages and benefits arising from past, present and future infringements of such trade secret rights together with the right to sue for and in the name of the Debtor and to collect the same for the Debtor's use;


          (h) all right, title and interest in and to the ProFILE software licensed to the Debtor pursuant to the Consulting Services Agreement, dated July 19, 1997 between Secured Party and Innov Corporation, as assigned to Debtor (the "Innov Agreement");


          (i) all marketing literature relating to Debtor's poultry diagnostic business in Debtor's possession on the date hereof;


          (j) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the Collateral.

                                  Schedule 1
                                  ----------


(1)    Distributor Agreements

(a) Written distributor agreements between the Debtor and each of the following:

 (i)               Agricultural Development;
 (ii)              AgroBio Tek Laboratorios;
 (iii)             Avenida & Associates Inc.;
 (iv)              Bio Diagnostics SND. BHD.;
 (v)               BTI;
 (vi)              Chem-East;
 (vii)             Egytech;
 (viii)            FELCO;
 (ix)              Golbid Co. Ltd.;
 (x)               Hester Pharmaceuticals;
 (xi)              Intertech (formerly Biovida);
 (xii)             La Ensenada;
 (xiii)            LSI;
 (xiv)             Maya Laboratuar, Ltd.;
 (xv)              Merial (formerly ISBI);
 (xvi)             Modern Agropharmaceuticals Est.;
 (xvii)            Nippon Biological;
 (xviii)           Seravian, S. L.;
 (xix)             Tseng Hsiang Life Sciences;
 (xx)              Ward Medic Limited; and
 (xxi)             Veterquimica;

(b) Written distributor arrangements (if any) between the Debtor and each of the following:

 (i)               Bio-Mediq DPC;
 (ii)              Carval De Colombia;
 (iii)             Fort Dodge Animal Health;
 (iv)              Korman Biotech (terminated);
 (v)               Productos Quimicos Magiar SA;
 (vi)              PT Satwa Jawa Jaya; and
 (vii)             Rhenium Ltd.

(2)  License Agreements between the Debtor and each of the following:

-------------------------------------------------------------------------------------------------------------------
                    Licensor                                          Subject Matter of License

-------------------------------------------------------------------------------------------------------------------
Univ. of Maryland                                      IBDV e/Del Recombinant C12
-------------------------------------------------------------------------------------------------------------------
Univ. of Maryland                                      CAV - Monoclone, R25 Cell Line, R63 and mab 8
-------------------------------------------------------------------------------------------------------------------
Univ. of Maryland                                      R63  and mab 8
-------------------------------------------------------------------------------------------------------------------
Univ. of Maryland                                      Influenza Group A Specific Monoclonal Antibodies:  LS-98-070
-------------------------------------------------------------------------------------------------------------------
USDA                                                   Avian Leukosis Virus Subgroup J Envelope Gene
-------------------------------------------------------------------------------------------------------------------
Veterinary Infectious Disease Organization             Hybridoma Cell Line (15 G 4)
-------------------------------------------------------------------------------------------------------------------

(3)  Innov Agreement.

                                  Schedule 2
                                  ----------

                                  Trademarks


    Country          Registration No.    Effective Date   Expiration Date
    -------          ----------------
 United States        No. 1,561,761        10/24/1989       10/24/2009

    France            No. 1,148,880        3/16/1989         3/16/2009

   Benelux             No. 462,552         3/11/1999         4/18/2009

United Kingdom        No. 1,368,834        12/12/1995       12/12/2005

   Portugal            No. 255,395         10/20/1992       10/20/2002

    Spain             No. 1,315,229         6/5/1991         6/5/2011


                                   EXHIBIT E
                                   ---------

                  LICENSE AND TECHNICAL ASSISTANCE AGREEMENT

          This LICENSE AND TECHNICAL ASSISTANCE AGREEMENT, (this "Agreement") is made and entered into as of the 18th day of April, 2000 (the "Effective Date"), between SYNBIOTICS CORPORATION, a California corporation ("Licensee") and KIRKEGAARD & PERRY LABORATORIES, INC., a Maryland corporation ("Licensor").

          WHEREAS, the parties have entered into that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which Licensee will purchase certain assets of Licensor relating to the development, promotion and sale of poultry diagnostics products;

          WHEREAS, Licensor has designed and developed certain ABTS substrate (1 component) ("Substrate") technologies and Conjugate (as defined below) technologies for use in the "Poultry Diagnostic Field," as defined below; and

          WHEREAS, Licensee desires to avail itself of these Substrate and Conjugate technologies, and Licensor desires to license such technologies to Licensee;

          NOW THEREFORE, in consideration of the mutual promises contained herein and the mutual benefits to be derived therefrom, Licensor and Licensee agree as follows:

                                   ARTICLE 1

                                  Definitions
                                  -----------

          The following words and phrases will have the meanings set forth below:

          1.1  Agreement. This Agreement and the following Schedules attached
               ---------
hereto:


          Schedule 1               Trade Secrets
          ----------
          Schedule 2               Licensee Products
          ----------

          1.2  Conjugate. Collectively, Licensor's HRP Goat IaG conjugate and
               ---------
HRP Goat Anti-Turkey conjugate.

          1.3  Licensee Product(s). Each of Licensee's products manufactured for
               -------------------
use in the Poultry Diagnostics Field listed on Schedule 2, whether or not Licensee hereafter makes any changes or modifications.

          1.4   Licensee Improvements. Any new technology used or developed by
                ---------------------
Licensee that consists of improvements to the Substrate and Conjugate technologies after the Effective Date.

          1.5   Manufacturing Agreement. That certain Transitional Manufacturing
                -----------------------
and Supply Agreement between Licensor and Licensee of even date herewith.

          1.6   New Inventions. Any technology, trade secrets, products or
                --------------
services directly related to the Substrate or the Conjugates intended to be used in the Poultry Diagnostics Field developed by Licensor after the Effective Date.

          1.7   Poultry Diagnostics Field. The conduct of business pertaining to
                -------------------------
research, development, manufacturing, sales and other activities directly relating to the development, promotion and sale of Poultry Diagnostic Products. Notwithstanding the foregoing, the term "Poultry Diagnostic Field" shall not include general poultry research not directly related to the development of poultry diagnostic products.

          1.8   Poultry Diagnostic Products.  Collectively, ELISA kits, Western
                ---------------------------
blot kits, kit components (exclusive of goat anti-chicken IgC conjugates, goat anti-turkey conjugates and substrates such as ABTS 1 component reagent) including virus, purified virus, viral proteins mycoplasma or mycoplasma proteins, monoclonal antibodies targeted against avian pathogenic reagents, and computer software that are specifically designed for the assay of infectious agents, the monitoring of antibody titer in response to immunization or the evaluation of the state of poultry health.

          1.9   Trade Secrets. All of Licensor's existing technical expertise,
                -------------
and all proprietary information, data or confidential know-how pertaining to the design, manufacture, and use of the Substrate and the Conjugates which were developed or acquired by Licensor and are owned by Licensor and which have been applied to or used by Licensor in the Poultry Diagnostics Field, as set forth on
Schedule 1.

          1.10  Veterinary Diagnostic Field. The conduct of business pertaining
                ---------------------------
to research, development, manufacturing, sales and other activities directly relating to the development, promotion and sale of veterinary diagnostic products. Notwithstanding the foregoing, the term "Veterinary Diagnostic Field shall not include general veterinary research not directly related to the development of veterinary diagnostic products.

                                   ARTICLE 2

                                    License
                                    -------

     Licensor hereby grants to Licensee an exclusive (even as to Licensor), worldwide, perpetual, sublicensable, fully paid up, royalty-free right and license under the Trade Secrets (i) to make, have made, manufacture, use or sell any Poultry Diagnostic Products, including without limitation, the Licensee Products and components of the Licensee Products, in the Poultry Diagnostics Field; and (ii) to provide or deliver any services to customers, in the Poultry Diagnostics Field. Notwithstanding anything to the contrary in this Article 2, Licensor shall be permitted to distribute those products contained in Licensor's 1999 research product catalog (the "Research Products") to third party users for use in fields other than the Poultry Diagnostic Field; provided, however, Seller agrees not to knowingly sell any Substrate or Conjugate to any third party for the purpose of manufacturing or producing products designed primarily for use in the Poultry Diagnostic Field. Furthermore, nothing contained in this Article 2 shall be construed as prohibiting Licensor from using the Trade Secrets as contemplated in the Manufacturing Agreement.

                                   ARTICLE 3

                                     Term
                                     ----

          3.1  Term. This Agreement commences as of the Effective Date and will
               ----
remain in effect indefinitely unless and until terminated by mutual agreement of the parties or in accordance with Section 10.3.

          3.2  No Termination. Except as otherwise expressly provided in
               --------------
Sections 3.1 and 10.3, this Agreement will not be subject to termination during its term.

                                   ARTICLE 4

                       Delivery and Technical Assistance
                       ---------------------------------

          4.1  Delivery.
               --------

     (a)  Delivery Upon Closing.  Licensor has furnished or made available to
          ---------------------
Licensee copies of such documents, information and other materials in possession of Licensor, including without limitation, materials relating to the Trade Secrets, as Licensor believes are reasonably necessary for Licensee to understand, implement and use the Trade Secrets and to be able to manufacture Licensee Products.

     (b)  Future Deliveries.  Upon Licensee's reasonable written request from
          -----------------
time to time and without charge (other than photocopy expense), Licensor will furnish to Licensee copies of such additional documents, information and other materials, in possession of Licensor, which have not previously been provided to Licensee, including without limitation all materials relating to the Trade Secrets, as are reasonably necessary for Licensee to understand, implement and use the Trade Secrets and Licensee Products and to be able to manufacture Licensee Products.

          4.2  Technical Assistance. Notwithstanding anything to the contrary in
               --------------------
Article 2.2, upon Licensee's reasonable request from time to time, Licensor shall, at Licensee's expense and subject to mutual agreement in good faith between the parties as to scheduling, scope of work and the projected cost of Licensor's services, provide technical assistance to Licensee in connection with the Trade Secrets, and in connection with the manufacture, use, delivery or sale of Licensee Products. At Licensee's request, such technical assistance shall include, without limitation:

     (a) Advice and assistance by qualified engineers and other personnel who have knowledge of the Trade Secrets, or experience in the manufacture and use of Licensee Products; and

     (b) Such other technical services and technical information that Licensee may reasonably request in connection with this Agreement.

          4.3  Compensation. For any services rendered upon Licensee's request
               ------------
pursuant to Section 4.2, Licensee will pay Licensor's normal rates customarily charged to third parties consisting of Licensor's actual labor costs (including, without limitation, direct costs by labor category, overhead, burden and general and administrative expenses) plus a reasonable profit, and will reimburse Licensor for all reasonable expenses incurred in connection with the performance of such services (including but not limited to travel, lodging and meal expenses).

                                   ARTICLE 5

                          Protection of Trade Secrets
                          ---------------------------

          5.1  Use and Non-Disclosure. Licensee and Licensor will not use or
               ----------------------
permit the use of any Trade Secrets for any purpose not authorized by this Agreement, except in connection with and subject to the terms of the Manufacturing Agreement. Subject to the provisions of Section 5.2 and 5.3, Licensee and Licensor will hold in confidence, and will not disclose or communicate to any third person, any Trade Secrets. Licensee and Licensor will take or cause to be taken all reasonably necessary precautions to prevent the disclosure or communications of such Trade Secrets to third persons.

          5.2  Exceptions. Licensee or Licensor may each disclose Trade Secrets
               ----------
to its employees or to any person or entity in connection with bona fide business or financing transactions to the extent that each such disclosure is reasonably necessary for the purpose of manufacturing, selling, delivering, providing, installing, repairing or servicing any product (including, without limitation Licensee Products) or providing any services or procuring goods and services required in connection therewith or discussing or conducting such business or financing transaction; provided that: (a) Licensee or Licensor clearly marks any document or other material containing any Trade Secrets so disclosed to indicate that such documents or materials contain the Trade Secrets, (b) Licensee or Licensor requires each entity to whom such documents or materials are disclosed to sign a written agreement limiting use thereof to the purpose stated in such agreement, prohibiting the reproduction thereof and the disclosure thereof to any other person and requiring the prompt return thereof when no longer needed or such agreement is terminated, and (c) any reproduction, note or summary of such documents or materials immediately upon the making thereof will become the property of Licensor. The foregoing restrictions on the use and disclosure of the Trade Secrets shall not apply with respect to any Trade Secret (i) that is in or (through no improper action or inaction by the disclosing party or any agent or employee) enters the public domain, or (ii) that was rightfully in its possession or known by Licensee prior to receipt from Licensor, or (iii) in the case of Licensee only, that was rightfully disclosed to Licensee by another person without restriction, or (iv) five (5) years after the Effective Date.

          5.3  Accessions. Each modification, improvement and revision of any of
               ----------
the Trade Secrets (except for direct reproductions thereof) that is made by or for Licensee will become the property of Licensee.

                                   ARTICLE 6

                      Improvements; First Right of Offer
                      ----------------------------------

          6.1  First Right of Offer for New Inventions. Licensee will have a
               ---------------------------------------
right of first offer to license New Inventions in the Poultry Diagnostics Field. Licensor shall not license or sell any New Inventions to any third party, except in the fields of use exclusively reserved to Licensor, without first offering such New Inventions to Licensee. Upon receipt of written notification from Licensor as to the details of the New Invention and the specific terms of an offer by Licensor to sell or license such New Inventions to Licensee, Licensee shall have thirty (30) days to accept the offer. In the event that Licensee accepts the offer, the terms of the license or sale shall be those contained in the offer, and no other terms shall apply. If Licensee does not accept the offer, then for a period of twelve (12) months thereafter, Licensor may license such New Inventions to a third party, but shall not do so on terms that are more favorable to the third party than the terms last offered by Licensor to Licensee.

          6.2  First Right of Offer for License in Veterinary Diagnostic Field.
               ---------------------------------------------------------------
Licensee will have a right of first offer to obtain a license to manufacture products and to perform services using the Substrate and Conjugate technologies in the Veterinary Diagnostic Field. Licensor shall not license or sell the Substrate and Conjugate technologies in the Veterinary Diagnostic Field to any third party, without first offering such opportunity to Licensee. Upon receipt of written notification from Licensor as to the details of the proposed license or sale of the Substrate and Conjugate technologies in the Veterinary Diagnostic Field and the specific terms of an offer by Licensor to sell or license such technologies to Licensee, Licensee shall have thirty (30) days to exercise its rights under this Section 6.2. In the event that Licensee exercises its rights under this Section 6.2, the terms of the license or sale shall be those contained in the offer submitted to Licensor, and no other terms shall apply; provided, however, that should Licensee choose to exercise its rights under this
Section 6.2 and license the Substrate and Conjugate technologies, Licensee shall receive an exclusive, perpetual, royalty-free license in exchange for a one-time license fee of twenty-five thousand dollars ($25,000). If Licensee does not exercise its rights under this Section 6.2, then for a period of twelve (12) months thereafter, Licensor may license or sell the Substrate and Conjugate technologies to a third party, but shall not do so on terms that are more favorable to the third party than the terms last offered by Licensor to Licensee.

          6.3  Licensee Improvement(s). Licensee shall promptly disclose to
               -----------------------
Licensor in writing all Licensee Improvements.

          6.4  Expiration of Right of First Offer and Obligation to Disclose
               -------------------------------------------------------------
Licensee Improvements. Notwithstanding anything to the contrary in this
---------------------
Agreement, the rights of first offer in Sections 6.1 and 6.2 shall expire five
(5) years after the Effective Date, and any Licensee Improvements developed or created at any time after five (5) years after the Effective Date shall not be included as part of the licenses granted hereunder.

                                   ARTICLE 7

                 Cooperation in Obtaining Government Approval
                 --------------------------------------------

     Licensor and Licensee promptly will seek all necessary governmental approvals and licenses that may be required in connection herewith and will cooperate with each other in every reasonable way to obtain such approval. Nothing in this Agreement will be deemed to require either party to agree to any revision or modification of this Agreement that may be required to obtain any governmental approval.

                                   ARTICLE 8

                         Default; Remedy; Termination
                         ----------------------------

          8.1  Default. A "default" shall exist under this Agreement if either
               -------
party fails to perform any written obligation to be performed by it hereunder within thirty (30) days after written notice from the other party that time for such performance has passed or, if no such time is prescribed, within thirty
(30) days after written notice from the other party.

          8.2  Remedy. If a party is in default hereunder, the party not in
               ------
default may pursue any remedy available to it at law or in equity if the noticed default is not cured within the notice period. Termination of this Agreement is not a remedy for default; this Agreement may be terminated only pursuant to Sections 3.1 or 8.3.

          8.3  Termination by Licensor. Licensor may terminate this Agreement
               -----------------------
only in the event that (i) Licensee has not made each payment when due under the Purchase Agreement and the documents relating thereto, (ii) Licensor has provided written notice to the Licensee of such failure to pay, (iii) Licensor has not received payment within ten (10) days after the receipt by Licensee of the written notice described in (ii) above of the amount then due under the Purchase Agreement and (iv) Licensor delivers to Licensee a written termination notice following such ten (10) day period and before such payment is received by Licensor.

          8.4  Performance After Termination. Upon termination of this Agreement
               -----------------------------
pursuant to Section 8.3, (a) all right, title and interest to the Licensee Products, the Licensed Services and any other rights or licenses granted during the term of this Agreement shall revert back to Licensor; (b) Licensee will promptly (1) discontinue the use of, and will destroy or return to Licensor or its designee, all documents and all copies thereof relating to Licensor's proprietary and confidential information regardless of the form or medium in which such information is stored, including but not limited to, Trade Secrets and all notes, summaries and other documents or materials containing information relating to such information, and (2) refrain from any manufacture, delivery or sale involving in any manner whatsoever, directly or indirectly, use or utilization of any license or any other right granted under this Agreement.

                                   ARTICLE 9

                                 Miscellaneous
                                 -------------

          9.1  Notices. All notices and communications required or permitted to
               -------
be given under this Agreement shall be sufficient only if written in English and personally delivered, delivered by a major commercial rapid delivery courier service with tracking capabilities or mailed by certified or registered mail, return receipt requested, with postage or delivery charges prepaid and addressed to a party at its address set forth below (unless by such notice a different person or address will have been designated by notice pursuant to this Section). If not received sooner, notice by mail will be deemed received five (5) days after deposit in the U.S. mails.

               Licensor:      Kirkegaard & Perry Laboratories
                              2 Cessna Court
                              Gaithersburg, Maryland 20879-4174
                              Attn:  Albert Perry, President
               with a copy to (which shall not constitute notice) to:
                              Hogan & Hartson LLP
                              555 Thirteenth Street, N.W.
                              Washington, D.C.  20004-1109
                              Attn:  Robert J. Waldman, Esq.

               Licensee:      Synbiotics Corporation
                              11011 Via Frontera
                              San Diego, California 92121
                              Attn:  Chief Financial Officer

               with a copy (which shall not constitute notice) to:
                              Brobeck, Phleger & Harrison LLP
                              12390 El Camino Real
                              San Diego, California 92130
                              Attn:  Hayden J. Trubitt, Esq.

          9.2  Assignments. Neither party shall assign or transfer any of its
               -----------
respective rights or delegate any of its duties under this Agreement without the prior written consent of the other party, except for assignment or transfer to a subsidiary or affiliate of the Licensor or in connection with the sale or transfer of all of the assets.

          9.3  Headings. The headings and titles to the Articles and Sections of
               --------
this Agreement are inserted for convenience only and will not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

          9.4  Remedies. Unless otherwise expressly provided herein, the rights
               --------
and remedies hereunder are in addition to, and not in limitation of, other rights and remedies under this Agreement, and exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

          9.5  Modification - Waiver. No cancellation, modification, amendment,
               ---------------------
deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy herein provided, will be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

          9.6   Entire Agreement. This Agreement supersedes all other
                ----------------
agreements, oral or written, heretofore made with respect to the subject hereof and the transactions contemplated hereby and, with the Schedules hereto and in conjunction with the Purchase Agreement and the Related Documents (as defined in the Purchase Agreement), contains the entire agreement of the parties.

          9.7   Controlling Law. All questions concerning the validity and
                ---------------
operation of this Agreement and performance of the obligations imposed upon the parties hereunder will be governed by the substantive laws of the State of Maryland, without regard to its conflicts of laws principles.

          9.8   Successors and Assigns. The provisions of this Agreement will be
                ----------------------
binding upon and inure to the benefit of Licensor and Licensee and their respective successors and authorized assigns. This provision will not be deemed to expand or otherwise affect the limitations on assignment and delegation set forth in Section 9.2.

          9.9   Product Marking. Licensee Products manufactured, delivered or
                ---------------
sold by Licensee will be marked by Licensee in conformance with the patent and copyright laws of the countries of manufacture, use and sale.

          9.10  Publicity. Except as the other party gives its prior written
                ---------
consent, neither Licensor nor Licensee will use the name of the other party in any publicity, product announcement, brochure, advertising, product labeling, promotion or otherwise for any purpose.

          9.11  Counterparts. This Agreement has been executed in several
                ------------
counterparts, each of which will be deemed to be an original copy hereof.

          9.12  Attorney's Fees. In the event of any dispute or litigation
                ---------------
relating to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs from the other party(ies).

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the Effective Date.

LICENSOR:                           LICENSEE:
KIRKEGAARD & PERRY                  SYNBIOTICS CORPORATION,
LABORATORIES, INC.                  a California corporation
a Maryland corporation


By: /s/ Albert Perry                By: /s/ Michael Green
    ----------------                    -----------------
Title:  President                   Title:  Vice President - Finance

                                  SCHEDULE 1
                                  ----------

                                 Trade Secrets


          The Trade Secrets for the Substrate and Conjugates are set forth in Licensor's manufacturing protocols and procedures.

                                  SCHEDULE 2
                                  ----------

                               Licensee Products

Catalog Number  Poultry Elisa Kit                                  Tests Per Kit
--------------  ------------------------------------------------   -------------
54-90-01        Infectious Bursal disease Plus (IBD+)              450
54-81-01        Infectious bursal Disease (IBD)                    900
54-82-01        Infectious Bronchitis Virus (IBV)                  900
54-83-01        Newcastle Disease Virus (NDV)                      900
54-84-01        Avian Reovirus (REO)                               900
54-87-05        MG/MS Combination                                  900*
                    *Kit contains 450 tests for each agent
54-86-01        Avian Encephalomyelitis Virus (AE)                 900
54-93-01        Infectious laryngotracheitis (LT)                  900
54-95-01        Avian Leukosis virus (ALV), antigent detection     900
54-77-01        Pasteurella multocida (PM)                         900
54-87-06        AE-IBV-IBD-NDV-REO Combination                     900*
                    *Kit contains 450 tests for each agent
54-85-01        Mycoplasma gallisepticum (MG)                      900
54-96-01        Mycoplasma synoviae (MS)                           900
54-78-01        Avian Influenza Virus (AIV)                        900
54-80-01        Chicken Anemia Virus (CAV)                         450
54-88-01        Avian Leukosis Virus, subgroup J (ALV-J)           450
54-99-01        Hemorrhagic Enteritis Virus (HEV)                  900
54-72-01        Bordetella avium (BA)                              900
54-89-01        Pasteurella nultocida (PM)                         900
54-92-01        New Castle Disease Virus (NDV)                     900
54-94-01        Mycoplasma gallisepticum (MG)                      900
54-97-01        Mycoplasma synoviae (MS)                           900
54-98-01        Mycoplasma meleagridis (MM)                        900
86-12-10        Profile Software Ver. 3.0, 3.5"
86-12-11        Profile Software Ver. 3.0, 5.25"
454-9199        Broad Spectrum Salmonella                          40
454-9194        Group-D Salmonella                                 40
454-9293        Campylobactor Species                              40
454-9590        E-Coli 0157                                        40

                                   EXHIBIT F
                                   ---------

                             ASSUMPTION AGREEMENT


          This Assumption Agreement (the "Agreement") is made and entered into as of this 18th day of April, 2000 by Kirkegaard & Perry Laboratories, Inc., a Maryland corporation ("Seller"), and Synbiotics Corporation, a California corporation ("Buyer").

          WHEREAS, pursuant to an Asset Purchase Agreement of even date herewith, by and between Seller and Buyer (the "Asset Purchase Agreement"), Seller has agreed to sell and Buyer has agreed to purchase the Purchased Assets and to assume the Assumed Liabilities; and

          WHEREAS, pursuant to Section 8.3(a) of the Asset Purchase Agreement,
                               --------------
Buyer is required to execute and deliver this Agreement at the Closing;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   Defined Terms. Terms not otherwise defined herein shall have the
               -------------
meanings set forth in the Asset Purchase Agreement.

          2.   Assumption. Upon the terms and subject to the conditions set
               ----------
forth herein and in the Asset Purchase Agreement, Buyer hereby assumes and agrees to pay, honor, discharge and perform, as the case may be, in a timely manner and in accordance with their respective terms, the Assumed Liabilities.

          3.   Retained Liabilities. Notwithstanding the assumption by Buyer of
               --------------------
the Assumed Liabilities, Buyer is not assuming and shall not be liable to Seller or any other person for obligations or liabilities of Seller other than the Assumed Liabilities. The Assumed Liabilities shall not include the Retained Liabilities.

          4.   Further Assurances. Each party hereto agrees to execute, deliver
               ------------------
and file such additional instruments and to take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement.

          5.   Successors and Assigns. The terms and provisions of this
               ----------------------
Agreement and the respective rights and obligations of the parties hereunder shall be binding upon their respective successors and assigns. The terms and provisions of this Agreement may be enforced only by the parties hereto and their respective successors and assigns.

          6.   Governing Law. This Agreement shall be governed by, and construed
               -------------
and enforced in accordance with, the laws of the State of Maryland, without regard to the principles thereof relating to conflicts or choice of laws.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first set forth above.
                                    SELLER:

                                    KIRKEGAARD & PERRY LABORATORIES, INC.

                                    By:    /s/ Albert Perry
                                           ----------------
                                    Name:  Albert Perry
                                    Title: President


                                    BUYER:

                                    SYNBIOTICS CORPORATION

                                    By:    /s/ Michael Green
                                           -----------------
                                    Name:  Michael Green
                                    Title: Vice President - Finance

                                   EXHIBIT G
                                   ---------


                GENERAL CONVEYANCE. BILL OF SALE AND ASSIGNMENT

      KIRKEGAARD & PERRY LABORATORIES, a Maryland corporation (the "Seller"), hereby grants, conveys and assigns as of April 18, 2000 (the "Effective Date"), unto SYNBIOTICS CORPORATION, a California corporation ("Buyer"), pursuant to that certain Asset Purchase Agreement between the Seller and Buyer dated as of April 18, 2000 (the "Purchase Agreement"), all of the Seller's right, title and interest in and to all the assets and personal properties (whether tangible or intangible and whether owned or leased by Seller), of every kind, character and description and wherever situated which are identified as Purchased Assets in Exhibit B-l to the Purchase Agreement (the assets and properties identified in (i) and (ii) above are collectively referred to as the "Assets").


     TO HAVE AND TO HOLD the Assets unto Buyer, its successors and assigns forever, subject to the terms and conditions of that certain Transitional Manufacturing and Supply Agreement of even date herewith between Buyer and Seller.


     The Seller and its successors hereby agree to take all actions reasonably necessary to obtain any necessary consents for the transfer of the Assets to Buyer and, upon the receipt of such consents, to provide to the Buyer the benefits of title to such Assets. All the Assets shall automatically be deemed to have been assigned to Buyer as of the Closing Date (as defined in the Purchase Agreement). Effective as of the Closing Date, Buyer shall be entitled to the full economic benefit of ownership of the Assets and shall not be liable for any loss, damage or charge arising out of acts or omissions of the Seller occurring prior to the Closing Date with respect to the Assets or the conduct of Seller's business, except with respect to such losses, damages or charges that are Assumed Liabilities (as defined in the Purchase Agreement), which Buyer shall assume in accordance with the terms and conditions of the Purchase Agreement.


     THE SELLER FOR ITSELF AND ITS SUCCESSORS, AGREES THAT they or such successors will hereafter cause the execution and delivery of any further assignments, instruments of transfer, bills of sale, powers of attorney or conveyances and perform other acts, as may be reasonably necessary or desirable to fully vest in Buyer title to and enjoyment of the Assets assigned or intended to so be pursuant to this Agreement.

IN WITNESS WHEREOF, the Seller has caused this General Conveyance, Bill of Sale and Assignment to be duly executed and delivered in its name and on its behalf as of the date first written above.

                                    SELLER:

                                    KIRKEGAARD & PERRY
                                    LABORATORIES, INC.,
                                    a Maryland corporation


                                    By: /s/ Albert Perry
                                        ----------------

                                    Title: President


                    [SIGNATURE PAGE TO GENERAL CONVEYANCE,
                         BILL OF SALE AND ASSIGNMENT]

                                   EXHIBIT H
                                   ---------

                           NON-COMPETITION AGREEMENT
                           -------------------------

     THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of April 18, 2000 (the "Effective Date"), by and among SYNBIOTICS CORPORATION, a California corporation ("Buyer"), and KIRKEGAARD & PERRY LABORATORIES, INC., a Maryland corporation ("Seller") with reference to the following facts:

     A. WHEREAS, pursuant to that certain Asset Purchase Agreement of even date herewith, by and between Buyer and Seller (the "Purchase Agreement"), Buyer is purchasing and assuming from Seller and Seller is selling, conveying and assigning to Buyer, on the terms and subject to the conditions of the Purchase Agreement, certain of the assets and certain of the liabilities of Seller related to its poultry diagnostic business.

     B. Buyer intends to maintain and operate a business based, in substantial part, on the Assets.

     C. The execution of this Agreement by the Seller is a material inducement for Buyer's execution of the Purchase Agreement.

     D. The parties hereto desire to provide for the protection of the value of the Purchased Assets (as defined in the Purchase Agreement) being acquired by Buyer pursuant to the Purchase Agreement, and to provide protection to the business and confidential information of Buyer.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual terms, covenants and conditions contained in the Purchase Agreement and this Agreement, the parties hereby agree as follows:

     1.   Non-Competition.  During the term of this Agreement, without the prior
          ---------------
written consent of Buyer, Seller shall not directly or indirectly, (a) use any trade secrets used in the production of Products (as defined in the Transitional Manufacturing and Supply Agreement of even date herewith, by and between Buyer and Seller (the "Manufacturing Agreement")), or (b) engage in any business involving the sale of products designed primarily for poultry diagnostics anywhere in the world, except in connection with performance of its obligations under the Manufacturing Agreement , the License and Technical Assistance Agreement of even date herewith by and between Buyer and Seller (the "License Agreement"), and the Royalty Agreement of even date herewith, between Seller and Buyer (the "Royalty Agreement").

     Nothing contained in this Section 1 or any other provision in this Agreement shall be construed as prohibiting or otherwise restricting Seller's right and ability to sell any of the products listed in its 1999 research product catalog ("Research Products") to third parties for uses in fields other than research, development, manufacturing, sales and other activities directly relating to the development, promotion and sale of poultry diagnostic products (the "Poultry Diagnostic Field"), provided, however that Seller agrees not to knowingly sell any Substrate or

Conjugate (as such terms are defined in the License Agreement) to any third party for the purpose of manufacturing or producing products designed primarily for use in the Poultry Diagnostic Field.

     2.   Term and Termination.  This Agreement shall extend for a period of
          ---------------------
three (3) years after the date hereof. This Agreement shall terminate and Seller shall be released from all of its obligations hereunder in the event Buyer defaults under any of the following: (i) the Secured Promissory Note of even date herewith, made by Buyer and payable to Seller in the original principal amount of $1,000,000 (the "Note"), (ii) the Security Agreement of even date herewith, by and between Seller and Buyer (the "Security Agreement") or
(iii) the Royalty Agreement; provided, however, that Seller provides Buyer notice of such default and such default is not cured within the applicable cure periods set forth in the Note, the Security Agreement or the Royalty Agreement, as the case may be, unless such cure period is extended or waived by mutual agreement of the parties.

     3.   Remedies.  Seller acknowledges and agrees that its compliance with the
          ---------
covenants contained in Section 1 hereof are reasonable and necessary to protect the goodwill and value of the Purchased Assets. Seller further acknowledges and agrees that a breach of the covenants in Section 1 hereof will result in immediate, irreparable and continuing damage to Buyer for which there will be no adequate remedy at law; and agrees that in the event of any such breach or violation or any threatened or intended breach or violation of the aforesaid covenants, the Buyer and its respective successors and assigns may be entitled to temporary, preliminary and permanent injunctive relief and/or restraining orders enjoining and restraining such breach or violation or such threatened or intended breach or violation and/or other equitable relief (without needing to post any bond or other security) in addition to such other and further relief as may be proper. Seller hereby represents (i) that it has thoroughly reviewed the terms of this Agreement, including the geographic areas and time periods stated herein, (ii) that its experience and/or abilities are such that observance of this Agreement will not cause undue hardship or unreasonably interfere with its ability to conduct its business and (iii) that it has reviewed the limitations imposed by this Agreement with independent counsel.

     4.   Severability. In the event any portion of this Agreement shall for any
          ------------
reason be held to be illegal or unenforceable to any extent, such portion shall be deemed to read in such a way so as to render it legal and enforceable to the maximum extent possible in every respect, so as to effectuate the parties' expressed intent to the maximum extent possible, and the remaining portions of this Agreement shall remain in full force and effect. Without limitation, the parties agree and intend that the covenants and agreements contained in this Agreement shall be deemed to be a series of separate covenants and agreements, one for each and every political subdivision of the covered area. If, in any judicial proceeding, a court shall refuse to enforce in such action the separate covenants and agreements deemed included herein then, at the option of Buyer, wholly unenforceable covenants and agreements shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and agreements to be enforced in such proceeding. This Agreement is separate and severable from the Purchase Agreement and the various agreements executed pursuant thereto. The Purchase Agreement and the various agreements executed pursuant thereto shall remain in full force and effect notwithstanding any holding that this Agreement is illegal or unenforceable to any extent.

     5.   Notices.  All payments, notices, requests, demands and other
          --------
communications required or permitted hereunder shall be in writing and shall be delivered personally (which shall include delivery by courier or overnight delivery service) or sent by certified or registered mail, postage prepaid, certified or return receipt requested or sent by telecopier or other similar facsimile transmission to the parties at their respective address set forth below or at such other address as shall be given in writing by a party to the other parties. Items delivered personally or by telecopier or facsimile shall be deemed delivered on the date of actual delivery; items sent by certified or registered mail shall be deemed delivered three (3) days after mailing.

               Seller:     Kirkegaard & Perry Laboratories
                           2 Cessna Court
                           Gaithersburg, Maryland 20879-4174
                           Attn:  Albert Perry, President
                           Facsimile:  (301) 948-9442

                           with a copy (which shall constitute notice) to:

                           Hogan & Hartson, LLP
                           555 13th Street, N.W.
                           Washington, DC  2004
                           Attn: Robert J. Waldman, Esq.
                           Facsimile: (202) 637-5910

               Buyer:      Synbiotics Corporation
                           11011 Via Frontera
                           San Diego, California 92121
                           Attn:  Chief Financial Officer
                           Facsimile:  (858) 451-5719

                           with a copy to (which shall not constitute notice) to:

                           Brobeck, Phleger & Harrison LLP
                           12390 El Camino Real
                           San Diego, California 92130
                           Attn:  Hayden J. Trubitt, Esq.
                           Facsimile:  (858) 720-2555

     6.   Amendments and Waivers.  This Agreement may be modified, amended or
          -----------------------
supplemented only by a written instrument duly executed by all parties hereto. No covenant, term or condition or the breach thereof shall be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver of breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. The failure of any party to insist upon strict performance of any covenant, term or condition hereunder shall not constitute a waiver of such party's right to demand strict compliance therewith in the future.

     7.   Successors and Assigns. This Agreement may not be assigned by a party
          ----------------------
without the prior written consent of the other party; provided, however, the Buyer may assign its rights and delegate its obligations under this Agreement to a purchaser of all or substantially all of the business, stock or assets of the Buyer in whatever form or to any of Buyer's Affiliates without the consent of the Seller; provided, that such assignee agrees to assume and perform all of Borrower's obligations hereunder. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     8.   Governing Law; Jurisdiction and Venue.  This Agreement shall be
          --------------------------------------
governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflicts of law.

     9.   Attorneys' Fees.  In the event that any legal action becomes necessary
          ----------------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorneys' fees and expenses and expert witness fees as may be fixed by a court of competent jurisdiction.

     10.  Counterparts.  This Agreement may be executed in multiple copies, each
          -------------
of which shall be deemed an original and all of which together shall constitute a single agreement binding on all parties.

     11.  Entire Agreement.  This Agreement (together with documents and
          -----------------
agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. Each party to this Agreement acknowledges that no promises or agreements have been made by any party, or any one acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

BUYER:                                SELLER:

SYNBIOTICS CORPORATION,               KIRKEGAARD & PERRY LABORATORIES,
a California corporation              INC., a Maryland corporation

By: /s/ Michael Green                 By: /s/ Albert Perry
    -----------------                     ----------------

Title:  Vice President - Finance      Title:  President


                                   EXHIBIT I
                                   ---------

                               Royalty Agreement



          This Agreement is made as of the 18th day of April, 2000 (the "Effective Date"), between Kirkegaard & Perry Laboratories, Inc., a Maryland corporation ("Seller"), and Synbiotics Corporation, a California corporation ("Buyer").


          WHEREAS, Seller owns all rights, title and interest in certain assets used in the production of poultry diagnostic products.

          WHEREAS, pursuant to an Asset Purchase Agreement of even date herewith, between Seller and Buyer (the "Purchase Agreement"), Seller is transferring its right, title and interest in and to the Purchased Assets (as defined in the Purchase Agreement) to Buyer;

          WHEREAS, as part of the consideration for the purchase of the Purchased Assets, the parties agree that Buyer shall pay Seller a royalty on all sales of the Poultry Diagnostic Products (as defined below) by the Buyer and its agents, distributors and dealers, for a period of 4 years from the Closing (as defined in the Purchase Agreement);

          WHEREAS, the parties desire to set forth the terms regarding the royalty relationship,

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

1.1 "Poultry Diagnostic Products" means collectively, those poultry diagnostic kits (a) manufactured and distributed by Buyer from and after the Closing and (b) manufactured by Seller by and on behalf of Buyer pursuant to the Transitional Manufacturing and

     Supply Agreement of even date herewith, by and between Seller and Buyer from and after the Closing, and distributed by Buyer and its agents, distributors and dealers. The term Poultry Diagnostic Products shall include, but not be limited to, the types of kits set forth on Schedule 1 attached hereto.

1.2 "Clients" means the end users or prospective end users of any of the Poultry Diagnostic Products.

1.3  "Territory" means worldwide.

1.4 "Contract Year" means the period commencing on the Effective Date of this Agreement and continuing for a period of twelve months and each succeeding twelve-month period hereafter during the term of this Agreement.

1.5 "Net Revenues" means the total revenues derived from the sale of Poultry Diagnostic Products in the Territory during the Term by Buyer or Buyer's Representatives during the applicable calculation period, less allowances and returns (excluding allowances or discounts to affiliates of Buyer).

1.6 "Buyer's Representatives" means an individual or entity who acts as an agent, distributor or dealer for and on behalf of Buyer with respect to the sale or distribution of Poultry Diagnostic Products.

2.   OWNERSHIP

2.1 Buyer shall own all right, title and interest in and to the Poultry Diagnostic Products.

3.   PAYMENT OF ROYALTIES

3.1 Within thirty (30) days after the end of each calendar quarter during a Contract Year, Buyer shall pay Seller a Quarterly Royalty Payment. For purposes of this Agreement, the term Quarterly Royalty Payment shall be an amount equal to ten percent (10%) of the Net Revenues recognized by Buyer during the applicable calendar quarter.

3.2 In no event shall the aggregate Quarterly Royalty Payments exceed the sum of $1,500,000.

4.   BUYER'S MARKETING RESPONSIBILITIES AND OTHER DUTIES

4.1 Buyer shall use its best efforts to sell, promote and support the sale of Poultry Diagnostic Products throughout the Territory.

4.2 Buyer shall maintain books and records sufficient to demonstrate its compliance with this Agreement, including, without limitation, complete accounting records relating to the sale and distribution of the Poultry Diagnostic Product by Buyer.


5.   INDEMNITY

     Buyer shall indemnify and hold Seller harmless from any and all damages, liabilities or costs asserted against or incurred by Seller arising out of the sale, distribution or use of the Poultry Diagnostic Products, including but not limited to any claims asserted against Seller by end-users of the Poultry Diagnostic Products and or Buyer's agents, distributors and dealers.


6.   TERM AND TERMINATION

6.1 The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue for a period of four (4) years thereafter.

6.2 Upon the expiration or termination of this Agreement, Seller shall be entitled to receive and Buyer shall pay within thirty (30) days the applicable Quarterly Royalty Payment with respect to any Net Revenues received by Buyer (a) during the calendar quarter in which expiration or termination occurred but prior to such expiration or termination, and (b) after such date of expiration or termination or with respect to any offers to purchase Poultry Diagnostic Products actually received by Buyer on or before the date of expiration or termination of this Agreement.

7.   GROSS AND SUBSTANTIAL NON-PERFORMANCE, SUSPENSION OF PAYMENTS

     During the first twelve months this Agreement is in effect, in the event
     (a) of gross and substantial non-performance by Seller of its material obligations under the Manufacturing Agreement, which non-performance is not attributable directly or indirectly to the acts or inactions of Buyer, and
     (b) Buyer has pursued its rights and remedies under the Manufacturing Agreement and has not been reasonably compensated for the damages caused by such non-performance, then Buyer shall notify Seller of its intention to suspend payments under this Agreement as provided for in this Section 7 and the basis therefor. Upon receipt of such notice, Seller shall have 45 days to cure such non-performance. In the event Seller is not able to cure such non-performance within such period, then Buyer shall have the right to suspend payments under this Agreement with respect to Products for which manufacturing has not been transferred to Synbiotics pursuant to this Agreement until Buyer has received reasonable compensation for such non-performance after taking into account the remedies exercised by Buyer under the Manufacturing Agreement.

8.   LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY HERETO BE ENTITLED TO SPECIAL, INDIRECT, PUNITIVE, CONSEQUENTIAL, EXEMPLARY OR SIMILAR DAMAGES, INCLUDING (UNLESS BUYER HAS THE RIGHT TO SUSPEND

     PAYMENTS HEREUNDER IN ACCORDANCE WITH SECTION 7) LOST PROFITS, FOR BREACH OF THIS AGREEMENT; PROVIDED, HOWEVER, THE LIMITATIONS SET FORTH IN THIS
                        --------  -------
     SECTION 8 SHALL NOT APPLY IN THE EVENT A PARTY'S DAMAGES ARE FOUND TO BE CAUSED BY THE OTHER PARTY'S ACTUAL FRAUD. NOTHING SET FORTH IN THIS SECTION 8 SHALL BE CONSTRUED AS LIMITING SELLER'S RIGHT TO RECOVER QUARTERLY ROYALTY PAYMENTS FROM BUYER IN THE EVENT OF A BREACH OF THIS AGREEMENT OR OTHERWISE.

9.   MISCELLANEOUS

9.1 Buyer agrees that, at Seller's discretion, both during the life of this Agreement and for a period of two years from the expiration or termination hereof Seller or an accounting firm selected by Seller may examine Buyer's books and records solely for the purpose of verifying compliance with this Agreement. Seller shall hold and shall cause any accounting firm selected by Seller to hold the information so received by it in confidence. In the event that the books and records show that Seller was underpaid under this agreement, Buyer shall immediately pay the overdue amount to Seller and shall pay all the costs of the accounting examination.

9.2 Neither this Agreement nor any of Buyer's rights or duties hereunder shall be assigned or otherwise transferred by Buyer without Seller's prior written consent.

9.3 Buyer and Seller agree that each is an independent contractor and neither is an agent, partner or joint venturer of the other, unless otherwise specified. No debts or obligations shall be incurred by either party in the other party's name or on its behalf, and neither party shall be responsible or liable for the debts and obligations of the other party.

9.4 Any waiver by either party of any of its rights hereunder shall be deemed applicable only to the specific event or matter then at hand and shall not be deemed a waiver or abandonment of any other rights hereunder; and this Agreement shall continue in full force and effect as though such previous waiver had not occurred.

9.5 If any provisions of this Agreement is found to be illegal, invalid or unenforceable, such finding will not affect the legality, validity or enforceability of the other provisions of this Agreement, which will remain in effect.

9.6 Neither of the parties to this Agreement shall be liable for any default or delay by an event or circumstances beyond the reasonable control of such party. The party affected shall use every reasonable effort to eliminate or correct the cause preventing performance hereunder as soon as possible. The provisions of this Section 9.6 shall not apply to any obligations under this Agreement of either party to pay the other party any amounts owing hereunder.

9.7 This Agreement hereto constitutes the entire agreement between the parties with regard to the subject matter of this Agreement and supersedes all previous communications, whether oral or written, between the parties with respect to such subject matter. Neither the course of conduct between the parties nor trade usage shall modify or alter this Agreement. If either party issues a purchase order or other writing addressing the subject matter of this Agreement, such purchase order or writing shall be for such party's internal purposes only, and the terms and conditions contained therein shall have no force or effect.

9.8 This Agreement is governed by the laws of the State of Maryland, without regard to the conflict rules thereof, and each party submits to the exclusive jurisdiction of that State.

9.9 Any notice required or permitted under this Agreement shall be given in accordance with Section 11.5 of the Purchase Agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to e duly executed and delivered in its name and on its behalf as of the date first set forth above.

                              SELLER:

                              KIRKEGAARD & PERRY LABORATORIES, INC.


                              By: /s/ Albert Perry
                                  ----------------
                              Name: Albert Perry
                              Title: President


                              BUYER:

                              SYNBIOTICS CORPORATION


                              By: /s/ Michael Green
                                  -----------------
                              Name: Michael Green
                              Title: Vice President - Finance

                                   SCHEDULE 1
                                   ----------
                            Poultry Diagnostic Kits

Catalog Number   Poultry Elisa Kit                                 Tests Per Kit
--------------   -----------------                                 -------------

54-90-01         Infectious Bursal disease Plus (IBD+)                 450
54-81-01         Infectious bursal Disease (IBD)                       900
54-82-01         Infectious Bronchitis Virus (IBV)                     900
54-83-01         Newcastle Disease Virus (NDV)                         900
54-84-01         Avian Reovirus (REO)                                  900
54-87-05         MG/MS Combination                                     900*
                      *Kit contains 450 tests for each agent
54-86-01         Avian Encephalomyelitis Virus (AE)                    900
54-93-01         Infectious laryngotracheitis (LT)                     900
54-95-01         Avian Leukosis virus (ALV), antigent detection        900
54-77-01         Pasteurella multocida (PM)                            900
54-87-06         AE-IBV-IBD-NDV-REO Combination                        900*
                      *Kit contains 450 tests for each agent
54-85-01         Mycoplasma gallisepticum (MG)                         900
54-96-01         Mycoplasma synoviae (MS)                              900
54-78-01         Avian Influenza Virus                 (AIV)           900
54-80-01         Chicken Anemia Virus (CAV)                            450
54-88-01         Avian Leukosis Virus, subgroup J (ALV-J)              450
54-99-01         Hemorrhagic Enteritis Virus (HEV)                     900
54-72-01         Bordetella avium (BA)                                 900
54-89-01         Pasteurella nultocida (PM)                            900
54-92-01         New Castle Disease Virus (NDV)                        900
54-94-01         Mycoplasma gallisepticum (MG)                         900
54-97-01         Mycoplasma synoviae (MS)                              900
54-98-01         Mycoplasma meleagridis (MM)                           900
86-12-10         Profile Software Ver. 3.0, 3.5"
86-12-11         Profile Software Ver. 3.0, 5.25"
454-9199         Broad Spectrum Salmonella                             40
454-9194         Group-D Salmonella                                    40
454-9293         Campylobactor Species                                 40
454-9590         E-Coli 0157                                           40

                                   EXHIBIT J
                                   ---------

                       INTELLECTUAL PROPERTY ASSIGNMENT

     This Intellectual Property Assignment is entered into this 18th day of April 2000 by and among KIRKEGAARD & PERRY LABORATORY, INC., a Maryland corporation ("Assignor"), and SYNBIOTICS CORPORATION, a California corporation ("Assignee").

     WHEREAS, Assignee and Assignor are parties to that certain Asset Purchase Agreement dated April 18, 2000 (the "Purchase Agreement") (initially capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement); and

     WHEREAS, the execution and delivery of this Intellectual Property Assignment is a condition precedent to Assignee's obligations under the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignor assigns to Assignee, and Assignee hereby accepts such assignment of, Assignor's entire right, title and interest in and to all of the Transferred Intellectual Property (as such intellectual property is defined and described in paragraph (h) of Exhibit B-1 to the Purchase Agreement, including, without limitation, all rights to damages and payments for past, present or future infringements or misappropriations thereof in all countries and the goodwill of the Poultry Diagnostic Business and operations of the Assignor associated with the Transferred Intellectual Property.

     2.   The rights, title and interest assigned under Section 1 above shall be
                                                        ---------
for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.

     3. Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States, and an official of any country or countries foreign to the United States, whose duty it is to register patents, trademarks or copyrights, to record Assignee as the assignee and owner of the Transferred Intellectual Property, to the extent such recordation is required by law for the effective transfer thereof.

     4. Concurrently with the execution of this Intellectual Property Assignment, Assignor shall deliver the original papers, applications, and other official documents relating to all patents and trademarks, and other Transferred Intellectual Property, assigned under Section 1 above (to the extent such
                                      ---------
transfer is permitted under applicable law).

     5. Assignor hereby covenants and agrees that it shall cease and refrain from all use of all rights, title, and interests assigned under Section 1 above
                                                                ---------
in all countries of the world as of the date hereof, except as permitted or contemplated under the Transitional Manufacturing and Supply Agreement of even date herewith, by and between Assignor and Assignee (the "Manufacturing Agreement") and the License and Technical Assistance Agreement of even date herewith, between Assignor and Assignee (the "License Agreement").

     6. With respect to the Transferred Intellectual Property, Assignor will, from and after the Closing Date (i) use the same level of its effort to keep such Transferred Intellectual Property confidential as it uses to protect its own confidential information (except that Assignor may not make any disclosure of the Transferred Intellectual Property to any acquiror or investor who directly competes or indicates an intent to compete with Assignee in the production and distribution of poultry diagnostic products (a "Competitor"), or to any Competitor which the Assignor is proposing to acquire, invest in or otherwise partner with, including continuing to protect the confidential nature of such Transferred Intellectual Property as if the sale provided for in the Purchase Agreement had not occurred), (ii) not disclose the Transferred Intellectual Property to any third party, except as permitted or required under applicable law or as permitted or contemplated under the Manufacturing Agreement or License Agreement, and (iii) not use the Transferred Intellectual Property, except as permitted or contemplated under the Manufacturing Agreement or the License Agreement. From time to time after the date hereof, Assignor will execute and deliver, or cause its affiliates to execute and deliver, to Assignee such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Assignee or its counsel in order to vest in Assignee all right, title and interest of Assignor in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Intellectual Property Assignment.

     7. This Intellectual Property Assignment, together with the Purchase Agreement and all documents executed in connection with the Purchase Agreement, constitutes the entire agreement and understanding between and among the parties hereto with respect to the matters set forth herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. Notwithstanding any other provisions of this Intellectual Property Assignment to the contrary, nothing contained in this Intellectual Property Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations, or in general any of the rights and remedies, and any of the obligations and indemnifications of Assignor or Assignee set forth in the Purchase Agreement nor shall this Intellectual Property Assignment expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Intellectual Property Assignment is intended only to effect the transfer of certain property transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

     10. This Intellectual Property Assignment shall in all respects be construed in accordance with and governed by the laws of the State of Maryland without giving effect to its conflicts-of-laws principles.

     11. This Intellectual Property Assignment may be executed by the parties herein in separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, but all such counterparts and facsimile shall together shall constitute one and the same instrument.

                          [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first set forth above.

SYNBIOTICS CORPORATION,                   KIRKEGAARD & PERRY LABORATORIES, INC.,
a California corporation                  a Delaware corporation

By: /s/ Michael Green                     By: /s/ Albert Perry
    -----------------                         ----------------

Name: Michael Green                      Name: Albert Perry

Title: Vice President - Finance          Title: President



           [SIGNATURE PAGE TO THE INTELLECTUAL PROPERTY ASSIGNMENT]

                                ACKNOWLEDGMENT


                      )
DISTRICT OF COLUMBIA  )  ss.
                      )


     On April 19, 2000, before me, Carolyn Silva-Quagliato, Notary Public, personally appeared Michael Green and Albert Perry, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they respectively executed the same in their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the persons, or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



[SEAL]



                                      /s/ Carolyn Silva-Quagliato
                                      ---------------------------
                                      Notary Public in and for the
                                      aforesaid County and State

                                   EXHIBIT K
                                   ---------



                             ARTICLES OF TRANSFER


     FIRST: Kirkegaard & Perry Laboratories, Inc., a corporation organized and existing under the laws of the State of Maryland ("Transferor"), agrees to the sale of substantially all of its property and assets (sometimes referred to herein as the "Sale Transaction"), as set forth in the Purchase Agreement (as defined below). The terms and conditions thereof and the mode of carrying the same into effect are as set forth in the Asset Purchase Agreement, dated as of April 18, 2000, between the Transferee (as defined below) and the Transferor (the "Purchase Agreement"), and as set forth in these Articles of Transfer (the "Articles").

     SECOND: The name of the transferee of such property and assets is Synbiotics Corporation, a California corporation (the "Transferee"), and the post office address of the principal place of business of such Transferee is 11011 Via Frontera, San Diego, California 92121.

     THIRD: The parties to these Articles are the Transferor and the Transferee, a corporation organized on the 25th day of March, 1982 under the General Corporation Law of the State of California.

     FOURTH: The nature and amount of the consideration to be paid, by or on behalf of the Transferee, for the assets of the Transferor to be sold to Transferee in the Sale Transaction are as follows:

          Transferee will (a) pay Transferor an aggregate of up to $6,000,000 for certain assets of Transferor, such payment consisting of (i) a $3,500,000 cash payment, (ii) additional cash payments in the future equal to, in the aggregate, $1,000,000, subject to certain terms, including the eventual transfer by Transferor to Transferee of certain manufacturing operations of Transferor relating to products in the poultry diagnostic business, and (iii) certain royalty payments over a specified period of years based on worldwide sales of products in the poultry diagnostic business, which payments are not to exceed, in the aggregate, $1,500,000, and (b) assume certain liabilities of Transferor, all as set forth in the Purchase Agreement.

     FIFTH: The principal office of the Transferor is located in the County of Montgomery, State of Maryland. The Transferor owns no interest in land in the State of Maryland.

     SIXTH: The location of the principal office of the Transferee is 11011 Via Frontera, San Diego, California 92121, and the name and post office address of a resident agent of the Transferee in Maryland, service of process upon whom shall bind the Transferee in any action, suit or proceeding pending at the time of the filing of these Articles or thereafter instituted or filed against it under the provisions of Title 3 of the Corporations and Associations Article of the Annotated Code is Maryland is The Corporation Trust Incorporated, 300 Lombard Street, Baltimore, Maryland 21202.

     SEVENTH: The Sale Transaction was (a) duly advised by the Board of Directors of the Transferor adopting a resolution on March 20, 2000, declaring that said sale of all or substantially all of the property and assets of the Transferor herein proposed was advisable substantially upon the terms and conditions set forth in the Purchase Agreement and these Articles and directing that the Sale Transaction be submitted for action by the stockholders of the Transferor and (b) duly approved by the stockholders of Transferor by the unanimous written consent of stockholders entitled to vote thereon.

     EIGHTH: The Sale Transaction to be effected by these Articles was duly advised, authorized and approved by the Transferee in the manner and by the vote required by the laws of the State of California, the state of organization of the Transferee, and by the charter of the Transferee.

     IN WITNESS WHEREOF, Kirkegaard & Perry Laboratories, Inc. and Synbiotics Corporation, the parties hereto, have caused these Articles to be signed in their respective corporate names and on their behalf by their respective presidents (or vice-presidents) and witnessed by their respective duly authorized officers all as of the 18th day of April, 2000.

Witnessed:                          KIRKEGAARD & PERRY
                                    LABORATORIES, INC.


/s/ William Hearl                   By: /s/ Albert Perry
-----------------                       ----------------
Name:  William Hearl                Name:  Albert Perry
Title: Executive Vice President     Title: President

Witnessed:                          SYNBIOTICS CORPORATION


/s/ Paul A. Rosinack                By: /s/ Kenneth M. Cohen
--------------------                    --------------------
Name:  Paul A. Rosinack             Name:  Kenneth M. Cohen
Title: President, Animal Health     Title: President and Chief Executive Officer

     THE UNDERSIGNED, President of Kirkegaard & Perry Laboratories, Inc., who executed on behalf of said corporation the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Transfer to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                   /s/ Albert Perry
                                   ----------------
                                   Name:  Albert Perry
                                   Title: President


THE UNDERSIGNED, President and Chief Executive Officer of Synbiotics Corporation, who executed on behalf of said corporation the foregoing Articles of Transfer, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Transfer to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                   /s/ Kenneth M. Cohen
                                   --------------------
                                   Name:  Kenneth M. Cohen
                                   Title: President and Chief Executive Officer

                                   EXHIBIT L
                                   ---------


                         SELLER'S DISCLOSURE SCHEDULE

                                    FOR THE

                           ASSET PURCHASE AGREEMENT
                                BY AND BETWEEN

                            SYNBIOTICS CORPORATION

                                      AND

                     KIRKEGAARD & PERRY LABORATORIES, INC.

                          DATED AS OF APRIL 18, 2000

          Please refer to the Asset Purchase Agreement, dated as of April 18, 2000 (the "Agreement"), by and between Synbiotics Corporation, a California corporation ("Buyer), and Kirkegaard & Perry Laboratories, Inc., a Maryland corporation ("Seller"). These Schedules, which together comprise Seller's Disclosure Schedule under the Agreement, are being delivered with, and form part of, the Agreement.

          The Schedules are qualified in their entirety by reference to the specific provisions of the Agreement and are not intended to constitute, and shall not be construed as constituting, representations or warranties of Seller, except as and to the extent provided in the Agreement. In some respects, the Schedules may also provide information not strictly called for by the Agreement where it was thought that such additional information might be helpful. No implication should be drawn that any information provided in the Schedules is necessarily material or otherwise required to be disclosed or that the inclusion of such information establishes or implies a standard of materiality, a standard for what is or is not in the ordinary course of business or any other standard set forth in the Agreement.

The following also pertains to the Schedules as they relate to the Agreement:

          At Buyer's request, various representatives of Seller have delivered, and may in the future deliver, to Buyer (outside of the Agreement and the Schedules) certain forecasts and estimates, including forecasts and estimates of revenues and costs and assessments of certain contingencies and reserves. Buyer has also received, and may in the future receive, during the conduct of its due diligence and business investigations, information with respect to Seller for the purpose of assisting Buyer in forming its own conclusions regarding the business and the financial condition of Seller. However, Seller makes no representation or warranty outside the Agreement and the Schedules with respect to such disclosures or information.

          Capitalized terms used in the Schedules shall, unless the context indicates otherwise, have the same meanings as in the Agreement. Seller has used its best efforts to cross reference sections of the Schedules and a reference in any Section or subsection of the Schedules to another Section or subsection shall be deemed to incorporate the matters so referenced.

          Headings have been inserted for convenience of reference only and shall not have the effect of amending or changing the content or meaning of the information disclosed in the Schedules.

              Section 2.3 - Title; Condition of Purchased Assets

     (a) Seller may not transfer or assign its rights to the United States Department of Agriculture ("USDA") licenses listed on the attached Attachment 2.3(a) (the "USDA Licenses"). Seller will provide the USDA with notice of its intent to manufacture the Products for and on behalf of Buyer pursuant to the Manufacturing Agreement utilizing such licenses. Buyer will have to obtain such licenses in its own name in order to directly manufacture the Products.


(b) Pursuant to the applicable provisions of the License Agreements listed on the attached Attachment 2.3(b), Seller must obtain the consent of the licensors prior to assigning or transferring its right, title and interest in and to such license agreements to Buyer. Seller is in the process of obtaining such consents.

(c) Pursuant to Section 5A and other applicable provisions of the Loan Agreement, dated April 3, 1998, between Bank of America, N.A. ("Bank") and Seller, as modified and extended (the "Loan Agreement"), Seller may not, without the Bank's prior written consent, sell, lease, assign or transfer any assets except in the normal cause of its business. Seller has obtained the Bank's consent to the transaction contemplated by the Agreement.

(d) Pursuant to a Security Agreement, dated April 3, 1998, by and between Bank and Seller (the "Security Agreement"), Seller granted Bank a security interest in certain assets of Seller, including the Purchase Assets, to secure Seller's obligations under the Loan Agreement.

(e) Many of Seller's distributor agreements may not be assigned by Seller without the prior written consent of the other party to such agreement, including the distributor agreements set forth on Attachment 2.3(c). Seller is in the process of obtaining such consents, but no assurance can be given that Seller will obtain all such consents prior to the Closing.

                          [INTENTIONALLY LEFT BLANK]

                               Attachment 2.3(a)
                              -----------------
                                 USDA Licenses
                                 -------------

                                                                                                    KPL Product     Effective Date
            Company                                            License                                  Code
--------------------------------  --------------------------------------------------------------  ----------------  ----------------
  United States Department of                     Establishment - Non-Transferable                                     12/6//1990
          Agriculture
  United States Department of           Avian Encephalomyelitis Antibody Test Kit - code 5006          54-86-01        10/26/1992
          Agriculture
  United States Department of            Avian Influenze Virus Antibody Test Kit - Code 5004           54-78-01          7/1/1996
          Agriculture
  United States Department of             Avian Leukosis Virus Antigen Test Kit - Code 5007            54-88-01         4/13/1992
          Agriculture
  United States Department of              Bordetella Avium Antibody Test Kit - Code 5015              54-72-01         7/18/1994
          Agriculture
  United States Department of            Hemorrhagic Enteritis Antibody Test Kit - Code 57E1           54-99-01         5/12/1993
          Agriculture
  United States Department of          Infectious Bursal Disease Antibody Test Kit - Code 5040         54-81-01         9/11/1987
          Agriculture
  United States Department of        Infectious Bursal Disease Antibody Test Kit - Code 5040.01        54-90-01         3/23/1989
          Agriculture
  United States Department of         Infectious Bronchitis Virus Antibody Test Kit - Code 5030        54-82-01          2/3/1998
          Agriculture
  United States Department of           Fowl Laryngotracheitis Antibody Test Kit - Code 5601           54-93-01        10/31/1990
          Agriculture
  United States Department of          Mycoplasma Gallisepticum Antibody Test Kit - Code 5070          54-85-01        7/115/1991
          Agriculture
  United States Department of         Mycoplasma Gallisepticum Antibody Test Kit - Code 5070.01        54-94-01          7/5/1991
          Agriculture
  United States Department of           Mycoplasma Meleagrisis Antibody Test Kit - Code 51720          54-98-01          7/5/1991
          Agriculture

United States Department of                Mycoplasma Synoviae Antibody Test Kit - Code 5173               54-97-01      9/6/1991
        Agriculture
United States Department of               Mycoplasma Synoviae Antibody Test Kit - Code 5173.01             54-96-01      7/3/1991
        Agriculture
United States Department of                 NewCastle Disease Antibody Test Kit - Code 5080                54-83-01    12/24/1987
        Agriculture
United States Department of                NewCastle Disease Antibody Test Kit - Code 5080.01              54-92-01     5/16/1991
        Agriculture
United States Department of               Pasteuralla Multocida Antibody Test Kit - Code 5130              54-77-01      1/4/1994
        Agriculture
United States Department of              Pasteuralla Multocida Antibody Test Kit - Code 5130.01            54-89-01    10/24/1994
        Agriculture
United States Department of                   Avian Reovirus Antibody Test Kit - Code 5008                 54-84-01    12/24/1987
        Agriculture
United States Department of         Mycoplasma Gallisepticum-Synoviae Antibody Test Kit - Code 5074        54-87-05     1/22/1996
        Agriculture
United States Department of       Avian Encephalcmyelitis-Bronchitis-Bursal Disease-NewCastle Disease-     54-87-06     3/11/1996
        Agriculture                              Reovirus Antibody Test Kit Code - 5106

                               Attachment 2.3(b)

                License Agreements Requiring Consent to Assign

          Pursuant to the applicable clauses of the License Agreements between Seller and each of the USDA, University of Maryland and the Veterinary Infectious Disease Organization ("VIDO"), Seller must obtain the consent of the other party to such License Agreements prior to assigning them.

                               Attachment 2.3(c)

              Distributor Agreements Requiring Consent to Assign

          Pursuant to the applicable clauses of the distributor agreements between Seller and each of the distributors listed below, Seller must obtain the consent of the other party to such distribution agreements prior to assigning them.


          (i) Modern Agropharmaceuticals and Trading Establishment (Lebanon, Syria, Jordan).

          (ii)  Maya Laboratuar, Ltd. (Turkey).

          (iii) Chem-East (Hungary).

          (iv)  Egytech (Egypt)

          (v) All-Russia Research Institute of Animal Health, ARRIAH (Russia and other former Soviet Union countries).

                          Section 2.4 - No Violation

          See Section 2.3 for a description of the Loan Agreement and the Security Agreement.

          See Section 2.3(a) for a description of the consents required under the License Agreements.

          See Section 2.3(b) for a description of the consents required under Seller's distributor agreements.

                    Section 2.5 - Governmental Authorities

          See Section 2.3 of the Seller's Disclosure Schedule with respect to the USDA Licenses and the notices to be provided by Seller to the USDA.

                           Section 2.6 -Liabilities

          (a) Pursuant to a letter agreement dated December 15, 1999, Seller agreed to pay The Sage Group a success fee upon the sale of the Poultry Diagnostic Business.

          (b) Pursuant to a License Agreement, dated January 2000, between Seller and the University of Saskatchewan as represented by the Veterinary Infectious Disease Organization ("Vido") (the "Vido Agreement"), Seller owes Vido royalties totaling $9,000 on Product 54-99-01.

          (c) Pursuant to a Consulting Services Agreement dated July 19, 1997, between Innov Corporation ("Innov") and Seller (the "Innov Agreement"), Innov will provide support for the ProFILE software acquired from Innov by Seller. The Innov Agreement has a remaining term of 21 months. The balance of the fee owed by Seller to Innov under the Innov Agreement is $37,854.17. Upon payment of the balance of this fee, Innov will release the source code for the ProFILE software to Buyer.

               Section 2.7 - Purchased Assets; Purchase Orders.

          (a) The Purchased Assets do not include any office furniture or equipment or any of the following types of laboratory equipment: laboratory benches, general laboratory equipment, pumps, tanks, general laboratory glassware, centrifuges and rotors, single and multi-channel pipettes, computers, ELISA plate readers, refrigerators and freezers, ultra-freezer, cold room, tissue culture hoods, incubators, plate storage cabinets, liquid fill dispensers, liquid concentrators or solution formulation tanks/mixers. Buyer will need to obtain a fully equipped laboratory containing the types of equipment noted above in order to operate the Poultry Diagnostic Business in all material respects in the same manner as the Poultry Diagnostic Business was operated by Seller prior to the Closing.


          (b) Certain of the Purchased Assets have been pledged by Seller to the Bank pursuant to the Security Agreement.

                           Section 2.8 - Litigation

          None

                            Section 2.9 - Contracts

          (a) Attached hereto as Attached 2.9(a) is a list of Seller's distributor agreements and arrangements which are in effect as of the date hereof

          (b) Item (2) of Attachment 2.9(a) sets forth a list of the distributors whose written distribution agreements with Seller have expired but who continue to distribute Seller's poultry diagnostic products on behalf of Seller.

          (c) Item (3) of Attachment 2.9(a) sets forth a list of the distributors with whom Seller has oral arrangements providing for the distribution of Seller's poultry diagnostic products by such distributors.

          (d) See Section 2.12 for a description of the License Agreements.


          (e) See Section 2.3(b) for a description of the License Agreements for which Seller must obtain the applicable licensor's consent in order to assign such License Agreements to Buyer.


          (f) Attached hereto as Attachment 2.9(b) is a list of the Relevant Contracts that provide for annual payments to or from Seller in excess of $25,000.


          (g) See Section 2.9 for a description of the Innov Agreement.


          (h) Seller has engaged AgroBio Tek Laboratories as its sales agent to represent Seller in Central America, Latin America and South America.

                               Attachment 2.9(a)

                              Distributor Summary

          1. Set forth below is a summary of the parties with whom Seller has written agreements that are currently in effect providing for the distribution of poultry diagnostic products:


Distributor                          Document Type        Expiration

Chem-East                            Agreement            January 2001
Egytech                              Agreement            August 1, 2003
Hester Pharmaceuticals               Agreement            August 31, 2000
Modern Agropharmaceuticals Est.      Agreement            January 1, 2001
Seravian, S. L.                      Agreement            March 31, 2000


          2    Set forth below is a list of the parties with whom Seller has previously entered into written agreements which have expired. Notwithstanding the expiration of such agreements, Seller continues to distributes products through such distributors.

Distributor                          Document Type            Expiration

Agricultural Development             Agreement                January 1998
Avenida & Associates Inc.            Letter of Intent         August 31, 1994
BTI                                  Agreement                March 15, 1992
Bio Diagnostics SND. BHD.            Letter                   N/A
FELCO                                Statement                N/A
Golbid Co. Ltd                       Agreement                January 1998
                                                              (EMBARGO)
Intertech (formerly Biovida)         December 31, 1998
La Ensenada                          Letter of Intent         N/A
LSI                                  Agreement                January 1998
Maya Laboratuar, Ltd.                Agreement                January 27, 1999
Merial (formerly ISBI)               Agreement                December 31, 1998
Nippon Biological                    Agreement                June 30, 1999
Tseng Hsiang Life Sciences           Statement                N/A
WardMedic Limited                    Agreement                August 31, 1994
Veterquimica                         Letter                   N/A

          3.Set forth below is a list of the parties with whom Seller has oral arrangements providing for the distribution of poultry diagnostic products:


Bio-Mediq DPC
Carval De Colombia
Fort Dodge Animal Health
Korman Biotech (terminated)
Productos Quimicos Magiar SA
PT Satwa Jawa Jaya Rhenium Ltd.

                               Attachment 2.9(b)

Innov Agreement

                      Section 2.10 - Compliance with Law

None

              Section 2.11- Licenses, Permits and Authorizations

          (a) Attached hereto as Attachment 2.11(a) is a summary of Seller's export permits.

          (b) See Section 2.3(a) for a description and listing of the USDA Licenses


          (c) See Section 2.12(a) for a description of Seller's registered trademarks.

          (d) See Section 2.3 for a description of the Loan Agreement.

                              Attachment 2.11(a)
                                Export Permits

     (a)  Government of Canada            Permit to Import Veterinary Biologics
          Permit No. D10/K3


          Government of Canada            Permit to Import Veterinary Biologics
          Permit No. P6.10/K3


          Government of Canada            Permit to Import Veterinary Biologics
          Permit No. C10/K3


          Government of Canada            Permit to Import Veterinary Biologics
          Permit No. C5.11/K3


          Government of Canada            Permit to Import Veterinary Biologics
          Permit No. A-1999-02186-4

          Government of Canada            Permit to Import Veterinary Biologics
          Permit No. C27/K3

     (b) Japan requires importers of poultry diagnostic products to obtain permits to import samples of such products into Japan. Seller's Japanese distributor has obtained such a permit. Other countries impose similar requirements. Such permits are typically acquired by Seller's distributors.


               (c) Prior to distributing Mycoplasma diagnostic kits in certain states, Seller must obtain the approval of the applicable state authorities. As of April 18, 2000, Seller has obtained approval from the applicable state officials in all fifty states to distribute such kits, with the exception of the States of Idaho and North Dakota and the Commonwealth of Massachusetts. Certain states have authorized Seller to distribute these diagnostic kits to specific laboratories in such states and/or have limited the types of diagnostic kits that may be distributed in such states. A list of these states and the restrictions imposed are set forth below.

               (1)  Alabama - C.S. Roberts Diagnostic Lab, Auburn, AL
               (2) Florida: Florida Dept. of Agriculture and Consumer Services, Animal Disease Diagnostic Lab, Kissimmee, FL.

               (3)  Hawaii: USDA approved diagnostic labs only
               (4) Indiana: Turkey - all state and commercial labs; Chicken - NPIP approved labs and Purdue Animal Disease Diagnostic Lab, West Lafayette, IN.

               (5) Iowa: Turkey - All state and commercial labs, Chicken - NVSL, Ames, IA; Veterinary Diagnostic Lab, Iowa State University,

                    Ames, IA; Drs. Koehnk and Feldman, Jewell, IA; Hy-Vac Lab Egg Co., Gowrie, IA; Hy-Line International. Dallar Center, IA.

               (6) Kentucky: Chicken Only - USDA/APHIS/VS, Frankfort, Livestock Disease Diagnostic Ctr., U. of Kentucky, Lexington, KY; Murray State University, Breathitt Veterinary Center, Hopkinsville, KY

               (7)  Maine: Chicken Only
               (8) Minnesota: Solvay - Salsbury Labs, Mendota Heights, MN; Willmar Poultry Co., Willmar, MN; U. of Minn., St. Paul, MN; State Poultry Testing Lab, Willmar, MN; Brinton Labs, Willmar, MN; Dr. M.C. Kumar, Atwater Lab, Atwater, MN.
               (9) Montana: Dr. William Quinn, Montana Dept. of Livestock Diagnostic Lab, Bozeman, MT.
               (10) Nevada: Animal Disease Lab, Nevada Dept. of Agriculture,
                    Reno, NV.
               (11) New York: New York State Diagnostic Lab, Cornell University,
                    Ithaca, NY; C.P. (USA) Inc., NY, NY.
               (12) North Carolina: Cuddy Farms, Marshville, NC; Carroll's of
                    Warsaw, Warsaw, NC; Goldsboro Milling, Goldsboro, NC; Talley Farms, Stanfield, NC; Louis Rich Company, Wingate, NC; Dr. David Ley, NC State University, College of Veterinary Medicine, Raleigh, NC; Tarheel Hatchery, Raeford, NC; Prestage Farms, Clinton, NC.
               (13) Ohio: Chicken Only
               (14) Oregon: Department of Agriculture and Animal Health (all
                    diagnostic products must be registered with the Oregon Department of Agriculture and a $65 fee paid for each product (one time) prior to sale).
               (15) Rhode Island: Department of Health, Providence, RI.
               (16) South Dakota: South Dakota Veterinary Diagnostic Lab,
                    Brookings, SD.
               (17) Utah: Turkey Only
               (18) Vermont: Vermont Dept. of Agriculture, Food and Markets Lab,
                    Waterbury, VT.
               (19) Wyoming: Wyoming State Veterinary Lab, Laramie, WY.

                   Section 2.12 - Intangible Property Rights

          (a) Attached hereto are Attachment 2.12(a) is a summary of the Seller's trademarks relating to or used in the Poultry Diagnostic Business


          (b) Attached hereto as Attachment 2.12(b) is a summary of the license agreements (the "License Agreements") to which Seller is a party pursuant to which Seller licenses intellectual property used in the Poultry Diagnostic Business.

          (c) Seller maintains laboratory notebooks and files that contain the product specifications and procedures for manufacturing the Seller's poultry diagnostic products. These notebooks and files are maintained at Seller's principal offices.


          (d) See Section 2.6 for a description of the Innov Agreement and the ProFILE software.

                              Attachment 2.12(a)

                                  Trademarks

    Country       Registration No.  Effective Date  Expiration Date

United States       No. 1,561,761       10/24/1989       10/24/2009
France              No. 1,148,880       3/16/1989        3/16/2009
Benelux             No. 462,552         3/11/1999        4/18/2009
United Kingdom      No  1,368,834       12/12/1995       12/12/2005
Portugal            No. 255,395         10/20/1992       10/20/2002
Spain               No. 1,315,229       6/5/1991         6/5/2011

                              Attachment 2.12(b)

                              License Agreements

     Licensor                        Subject Matter of License
--------------------------------------------------------------------------------
Univ. of Maryland                    IABDV e/Del Recombinant C12
Univ. of Maryland           CAV - Monoclone, R25 Cell Line R63 and mab 8
Univ. of Maryland                           R63 and mab 8
Univ. of Maryland    Influenza Group A Specific Monoclonal Antibodies: LS-98-070
      USDA                  Avian Leukosis Virus Subgroup J Envelope Gene
      VIDO                          Hybridoma Cell Line (15 G 4)

                          Section 2.13 - Tax Matters

          None.

                Section 2.14 - Environmental and Safety Matters

          None.

                    Section 2.15 - Customers and Suppliers

          (a) Attached hereto as Attachment 2.15(a) is Seller's customer list as of March 31, 2000.


          (b) Attached whereto as Attachment 2.15(b) is a list of Seller's suppliers as of March 31, 2000.

                                   EXHIBIT M
                                   ---------


                          BUYER'S DISCLOSURE SCHEDULE

                                    FOR THE

                           ASSET PURCHASE AGREEMENT
                                BY AND BETWEEN

                            SYNBIOTICS CORPORATION

                                      AND

                     KIRKEGAARD & PERRY LABORATORIES, INC.

                          DATED AS OF APRIL 18, 2000

                      Section 3.4 - Governmental Authority


None

                            Section 3.5 - Consents


None

                            Section 3.6 - Litigation


1.     Synbiotics v. Heska, U.S. District Court, Southern District

           Section 3.7 - Securities and Exchange Commission Reports


 1.     Annual Report - Form 10-KSB filed on April 13, 2000

 2.     Amended Quarterly Report - Form 10-QSB filed on April 13, 2000

 3.     Amended Quarterly Report - Form 10-QSB filed on April 13, 2000

 4.     Amended Quarterly Report - Form 10-QSB filed on April 13, 2000

 5.     Amended Quarterly Report - Form 10-QSB filed on April 13, 2000

 6.     Quarterly Report - Form 10-QSB filed on November 15, 1999

 7.     Quarterly Report - Form 10-QSB filed on August 16, 1999

 8.     Quarterly Report - Form 10-QSB filed on May 14, 1999

 9.     Annual Report - Form 10-KSB filed on March 30, 1999

10.     Quarterly Report - Form 10-QSB filed on November 16, 1998

11.     Quarterly Report - Form 10-QSB filed on August 14, 1998

12.     Quarterly Report - Form 10-QSB filed on May 15, 1998

13.     Annual Report - Form 10-KSB filed on April 14, 1998

14.     Quarterly Report - Form 10-QSB filed on November 14, 1997

15.     Quarterly Report - Form 10-QSB filed on August 14, 1997

16.     Quarterly Report - Form 10-QSB filed on May 14, 1997

17.     Annual Report - Form 10-KSB filed on March 31, 1997

                                      M-5